AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2007

                                                     REGISTRATION NO. 333-138918
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                        ACE MARKETING & PROMOTIONS, INC.
           (NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

                                 --------------

          NEW YORK                                            5093
  (STATE OR JURISDICTION OF                       (PRIMARY STANDARD INDUSTRIAL
INCORPORATION OR ORGANIZATION)                     CLASSIFICATION CODE NUMBER)

                                   11-3427886
                                 I.R.S. EMPLOYER
                               IDENTIFICATION NO.

                  457 ROCKAWAY AVENUE, VALLEY STREAM, NY 11581
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                  457 ROCKAWAY AVENUE, VALLEY STREAM, NY 11581
          (ADDRESS OF PRINCIPAL PLACE OF BUSINESS OR INTENDED PRINCIPAL
                               PLACE OF BUSINESS)

   DEAN L. JULIA, 457 ROCKAWAY AVENUE, VALLEY STREAM, NY 11581 (516) 256-7766
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                 --------------

                                   COPIES TO:

                               STEVEN MORSE, ESQ.
                               MORSE & MORSE PLLC.
                        1400 OLD COUNTRY ROAD , SUITE 302
                            WESTBURY, NEW YORK 11590
                               PHONE (516) 4871446
                             FACSIMILE (516)4871452

                                 --------------

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                   PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES               AMOUNT TO BE        OFFERING PRICE       AGGREGATE OFFERING       REGISTRATION
TO BE REGISTERED                                 REGISTERED        PER SECURITY (1)            PRICE                   FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value (2)                   951,575                  2.10           $1,998,307.50           $213.82

Common Stock, $.0001 par value (3)                   475,788                  2.10              999,154.80            106.91
                                                     -------                                                         -------

                       Total                       1,427,363                                 $2,997,462.30           $320.73 (4)
                                                   =========                                 =============

------------------------------------------------------------------------------------------------------------------------------------

----------------

(1) In accordance with Rule 457(c), the aggregate offering price of shares of common stock of Ace Marketing & Promotions, Inc. is estimated solely for purposes of calculating the registration fees payable pursuant hereto, as determined in accordance with Rule 457(c), using the average of the high and low sales price reported by the OTC Bulletin Board for the Common Stock on November 20, 2006 (which was $2.10 per share) and, with respect to shares of common stock issuable upon exercise of outstanding warrants, the higher of (1) such average sales price or (2) the $1.75 exercise price of such warrants.

(2) Represents 951,575 outstanding shares to be sold by certain selling security holders.

(3) Represents 475,788 shares of common stock issuable upon exercise of Class C Common Stock Purchase Warrants at an exercise price of $1.75 per share.

(4)   Previously paid.

The company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

================================================================================

                                   PROSPECTUS

                        ACE MARKETING & PROMOTIONS, INC.

              The Resale of Up to 1,412,160 shares of Common Stock

The selling price of the shares will be determined by market factors at the time of their resale.

                                 --------------

This prospectus relates to the resale by the selling security holders of up to 1,412,160 shares of common stock. The selling security holders may sell the stock from time to time in the over-the-counter market at the prevailing market price or in negotiated transactions.

We will receive no proceeds from the sale of the shares by the selling security holders. We may receive additional proceeds from the exercise of warrants held by selling security holders.

Our common stock is quoted on the over-the-counter Electronic Bulletin Board under the symbol "AMKT." The closing sales price of our common stock was $1.02 on November 30, 2007.

Investing in the common stock involves a high degree of risk. You should invest in the common stock only if you can afford to lose your entire investment. See "Risk Factors" beginning on page__ of this prospectus.

Please read this prospectus carefully. It describes our company, finances and products. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling security holders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                 --------------


                  The date of this prospectus is ________, 2007

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.


                                TABLE OF CONTENTS

SECTION                                                                   PAGE

1.  Prospectus Summary                                                         3
2.  Cautionary Statement Concerning Forward Looking Statements                 7
3.  Risk Factors                                                               8
4.  Use of Proceeds                                                           12
5.  Description of Business                                                   13
6.  Description of Property                                                   22
7.  Legal Proceedings                                                         22
8.  Market for Common Stock and Related Shareholder Matters                   22
9.  Management's Discussion and Analysis                                      25
10. Directors and Executive Officers                                          30
11. Ownership of Securities by Beneficial Owners and Management               33
12. Executive Compensation                                                    34
13. Certain Relationships and Related Transactions                            40
14. Selling Security holders                                                  41
15. Plan of Distribution                                                      43
16. Description of Securities                                                 44
17. Indemnification Disclosure For Securities Act Liabilities                 45
18. Experts                                                                   46
19. Legal Matters                                                             46
20. Where You Can Find More Information                                       46
21. Index to Financial Statements                                            F-1

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in the common stock. You should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements and related notes.

OVERVIEW

      Ace Marketing & Promotions, Inc. incorporated under laws of the State of New York in March 1998. We are a full service promotional marketing company offering a wide array of business solutions. We distribute advertising specialties and promotional items manufactured by others to our customers typically with our customers' logos on them. Several of our customer categories include large corporations, local schools, universities, financial institutions, hospitals and not-for-profit organizations. Our promotional products are a useful, practical, informative, entertaining, and/or decorative item, most often imprinted with the sponsoring advertiser's name, logo, slogan or message, and typically retained and appreciated by the end recipients who receive them, in many cases free of charge in marketing and communication programs.

      Promotional products are also effective for the following:

      o     dealer/distribution programs;
      o     co-op programs;
      o     company stores;
      o     generating new customers or new accounts;
      o     nonprofit fundraising; public awareness campaigns;
      o     promotion of brand awareness and brand loyalty;
      o     employee incentive programs;
      o     new product or service introduction; and
      o     marketing research for survey and focus group participants.

            We have the ability to distribute over 500,000 promotional product items ranging from stickers that cost pennies all the way through jewelry, sporting goods, awards, and electronics that cost thousands of dollars per unit. Specific categories of promotional products include:

      o Advertising Specialties-build awareness, goodwill and remembrance of the advertiser's name, product, purpose, advantages or other timely message. These products are generally lower priced goods and are usually distributed for free.
      o Business Gifts, Awards and Commemoratives - generally lower priced goods and are given for goodwill, often at trade shows to generate traffic.
      o Incentives and Awards-focus on motivation, workplace safety, goal setting and recognition. These are typically higher priced items used in incentive programs to promote employee retention and recognition. They may also be used in recruitment programs as well.
      o     Premiums-given after a specific behavior has been performed.

            The most popular products that we have distributed over the last several years and account for over 50% of our business are as follows:

      o     Wearables, such as t-shirts, golf shirts and hats.
      o     Glassware, such as mugs and drinking glasses.
      o     Writing instruments, such as pens, markers and highlighters.
      o     Bags, such as tote bags, gift bags and brief cases.

A FRAGMENTED PROMOTIONAL PRODUCT INDUSTRY

      The promotional products industry plays an increasingly vital role in corporate and product brand development. As a whole the industry generates about $18.6 billion in sales annually. However, the industry is highly fragmented, with over 21,000 distributorships and no single distributor accounting for more than 2% of the market. The Promotional Products Association International estimates that in 2005 only 1,000 of the 21,000 distributorships achieved annual sales in excess of $2.5 million. Nearly 80% of the distributors are believed to be privately owned family businesses with no growth or exit strategies. These distributorships, each ranging from $1 million to $15 million in sales, present opportunities for acquisition. Ace management believes the industry environment is favorable for consolidation and acquisition is the fastest strategy to large-scale growth.

ACE ADVANTAGES

      Ace presently has over 2000 customer accounts ranging from Fortune 500 companies to local schools and small businesses. We have built our business around the concept of high quality innovative branded merchandise, competitive pricing, and consistently superior customer service. Our operational platform, using top-line technology, is designed for economies of scale and ensures superior relations with major industry suppliers. The platform also provides superior support to an expanding team of experienced, well-connected salespeople who are key to acquiring new business.

      The major advantage we hold over most companies in the promotional product industry is the ability to provide integrated business solutions to its customers as trusted advisors. The majority of companies in the promotional product industry offer only branded merchandise, whereas, we offer solutions in:

      o     Branded Merchandise;

      o     Importing;

      o     Incentive / Rewards programs;

      o     Printing / Forms Management;

      o     Fulfillment / Warehousing;

      o     E-commerce / Website Design; and

      o     Database Management / Integrated Marketing Solutions.

The ability to offer multiple solutions and integrate them is what separates us from the average promotional product distributor. Where nearly all of the competition continues to be viewed as commodity based "order takers", our solutions based services deepen the relationship with our clients as our sales consultants become trusted advisors and Ace becomes a valued business partner.

POSITIONED FOR GROWTH

      Ace has grown organically through referrals based on its high quality service and external financings to support our growth. We are also expanding through hiring leading independent salespersons who are well supported by the Ace proprietary business structure. By offering more services and solutions to our customers, new recruits will have the ability to expand their present business by simply making the move to Ace. Upon integrating their client base into our system they too become trusted advisors that provide integrated business solutions instead of a commodity based promotional product salesperson.

      These achievements position us to accelerate growth through potential acquisition and consolidation of other companies as well as simply recruiting experienced salespeople. In the event a company is acquired by us, of which no assurances can be given in this regard, the new clients would all be introduced to the additional services that are now available in our promotional marketing model.

      We have effectively carved out a niche for Ace. Marketing and branding companies create an image and direction for clients. Ad agencies develop print, TV, radio and other campaigns aimed at goals of recruiting and introducing new products or services. Traditional promotional product companies offer imprinted merchandise and apparel. Ace finds itself in a position of providing value added services that compliment those of the ad agency, as well as branding and marketing companies while at the same time far exceeding the capabilities of a standard promotional products distributor.

A MARKET ON THE MOVE

      Promotional products include advertising specialties, premiums, incentives, business gifts, awards, prizes, commemoratives and other imprinted or decorated items. Sales of these products rose from $5.13 billion in 1991 to $18.6 billion in 2006

      Driving this growth is the corporate trend toward integrated and targeted marketing strategies. These involve not only advertising, but also sales promotions, internal communications, public relations and other disciplines. Business objectives include building brand awareness, raising company profile, promoting products and services, improving employee awareness, and increasing customer loyalty.

      While the majority of promotional products businesses are small, the top 40 distributors in the industry had sales between $33 million and $240 million for 2006. Currently control of sales lies predominantly with independent sales representatives, as there is little brand recognition of individual distributors.

      Ace management has addressed this growing market by employing leading technology for research, ordering, tracking, fulfillment and warehousing, print and forms management, e-commerce, database management and value-added services, as well as advanced communications to build a wide-ranging sales force with deep industry knowledge and connections not limited by location.

BUSINESS STRATEGY

      Ace Marketing's growth to date is based on a scalable corporate structure, using top-of-the-line technology, to create advantages over most small distributors by:

  o   Quickly targeting the best products and prices to meet a client's needs,

  o   Providing in-house art capabilities for rapidly customizing merchandise,

  o Providing fulfillment and warehousing services for inventory or custom programs,

  o   Offering direct overseas importing for large quantities,

  o   Providing incentive and reward programs for both customers and employees,

  o   Providing full service print and forms management solutions,

  o Providing full e-commerce solutions, including company stores and website design,

  o   Managing purchase orders consistently from query to final order,

  o Tracking shipments effectively regardless of size or the overseas location of the supplier, and

  o Offering database management software, which integrates with each service offered and allows the customer the ability to quantify the results of any given marketing campaign or promotion.

In addition, Ace offers a wide array of services not offered by most distributors. These additional services allow our salespeople the opportunity to open new doors and create more sales with both new and old customers. By providing all the necessary back-office support, these efficiencies also free salespersons to focus on selling. The in-house computer system allows access from off-site, enabling sales staff to operate from any location.

THE OFFERING

Securities Offered           Up to 1,412,160 shares of Common Stock.

Securities Outstanding:                              AMOUNT      EXERCISE PRICE PER SHARE     EXPIRATION DATE
                                                     ------      --------------------------------------------
                         Common Stock              8,026,615                 --
                         Class A Warrants            737,000              $2.00                 1/2/08
                         Class B Warrants            100,000               2.00                 1/2/08
                         Class C Warrants            475,788               1.75                 6/30/09
                         Other Warrants              100,000               2.50                 8/14/10
                         Options                   2,221,222*              1.18                 various dates

Offering Price               The shares being registered hereunder are being
                             offered by the selling security holders from time to time at the then current market price.

Dividend Policy              We do not anticipate paying dividends on our Common
                             Stock in the foreseeable future.

Use of Proceeds              The shares offered herein are being sold by the
                             selling security holders and as such, we will not receive any of the proceeds of the offering.

Material Risk Factors        This offering involves a high degree of risk,
                             elements of which include, without limitation, lack of profitability, intense competition, dependency upon third parties, both domestically and overseas primarily in China for the manufacture and supply of our products and risks of expansion through acquisitions. There is a risk to investors due to the speculative nature of this investment, historical losses from operations, limited working capital, lack of dividends, dilution factors, control by present shareholders and economic conditions in general. There is a material risk that we may have insufficient funding to engage in acquisition activities.

--------------
* Average exercise price of all options, 1, 652,247 which are vested at September 30, 2007 with an average exercise price of $1.13 per share.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

      This prospectus and documents incorporated by reference contain forward-looking statements. Forward-looking statements relate to our future operations. They estimate the occurrence of future events and are not based on historical facts. Forward-looking statements may be identified by terms such as:

      o     believes
      o     intends
      o     projects
      o     forecasts
      o     predicts
      o     may
      o     will
      o     expects
      o     estimates
      o     anticipates
      o     probable
      o     continue

      This list is not comprehensive. Similar terms, variations of those terms, and the negative of those terms may also identify forward-looking statements.

      The risk factors discussed in this prospectus are cautionary statements. They identify some of the factors that could cause actual results to be significantly different from those predicted in the forward-looking statements. The forward-looking statements were compiled by us based upon assumptions it considered reasonable. These assumptions are subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. Therefore, forecasted and actual results will likely vary, and these variations may be material.

      There can be no assurance that the statements, estimates, and projections contained in this prospectus will be achieved. Thus, we make no representation or warranty as to their accuracy or completeness. In addition, we cannot guarantee that any forecast in this prospectus will be achieved.

      These forward-looking statements were compiled as of the date of this prospectus. We do not intend to update these statements, except as required by law. Therefore, you should evaluate them by considering any changes that may have occurred after the date these forward-looking statements appear.

      We cannot guarantee the assumptions relating to the forward-looking statements will prove to be accurate. Therefore, while these forward-looking statements contain our best good faith estimates as of the date of this prospectus, we urge you and your advisors to review these forward-looking statements, to consider the assumptions upon which they are based, and to ascertain their reasonableness.

                                  RISK FACTORS

      AN INVESTMENT IN OUR COMMON STOCK INVOLVES MAJOR RISKS. BEFORE YOU INVEST IN OUR COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR COMMON STOCK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION PRESENTED IN THIS PROSPECTUS, IN EVALUATING US AND OUR BUSINESS. ANY OF THE FOLLOWING RISKS, AS WELL AS OTHER RISKS AND UNCERTAINTIES, COULD HARM OUR BUSINESS AND FINANCIAL RESULTS AND CAUSE THE VALUE OF OUR SECURITIES TO DECLINE, WHICH IN TURN COULD CAUSE YOU TO LOSE ALL OR PART OF YOUR INVESTMENT.

                         RISKS RELATING TO OUR BUSINESS

THE PROMOTIONAL PRODUCTS DISTRIBUTION INDUSTRY IS HIGHLY COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

      We compete with over 20,000 distributor companies. Some of our competitors have greater financial and other resources than we do which could allow them to compete more successfully. Most of our promotional products are available from several sources and our customers tend to have relationships with several distributors. Competitors could obtain exclusive rights to market particular products which we would then be unable to market and may provide business solutions related to promotional products competitive with those provided by us. Industry consolidation among promotional products distributors, the unavailability of products, whether due to our inability to gain access to products or interruptions in supply from manufacturers, or the emergence of new competitors could also increase competition. In the future, we may be unable to compete successfully and competitive pressures may reduce our revenues.

WE EXPERIENCE FLUCTUATIONS IN QUARTERLY EARNINGS. AS A RESULT, WE MAY FAIL TO MEET OR EXCEED THE EXPECTATIONS OF SECURITIES ANALYSTS AND INVESTORS, WHICH COULD CAUSE OUR STOCK PRICE TO DECLINE.

      Our business has been subject to seasonal and other quarterly fluctuations. Net sales and operating profits generally have been higher in the third and fourth quarters, particularly in the months of September through November, due to the timing of sales of promotional products and year-end promotions. Net sales and operating profits have been lower in the first quarter, primarily due to increased sales in the prior two quarters. Quarterly results may also be adversely affected by a variety of other factors, including:

  o   costs of developing new promotions and services;

  o   costs related to acquisitions of businesses;

  o   The timing and amount of sales and marketing expenditures;

  o general economic conditions, as well as those specific to the promotional product industry; and

  o   our success in establishing additional business relationships.

      Any change in one or more of these or other factors could cause our annual or quarterly operating results to fluctuate. If our operating results do not meet market expectations, our stock price may decline in the event a market should develop.

BECAUSE WE DO NOT MANUFACTURE THE PRODUCTS WE DISTRIBUTE, WE ARE DEPENDENT UPON THIRD PARTIES FOR THE MANUFACTURE AND SUPPLY OF OUR PRODUCTS.

      We obtain all of our products from third-party suppliers, both domestically and overseas primarily in China. We submit purchase orders to our suppliers who are not committed to supply products to us. Therefore, suppliers may be unable to provide the products we need in the quantities we request. Because we lack control of the actual production of the products we sell, we may be subject to delays caused by interruption in production based on conditions outside of our control. In the event that any of our third-party suppliers were to become unable or unwilling to continue to provide the products in required volumes, we would need to identify and obtain acceptable replacement sources on a timely cost effective basis. There is no guarantee that we will be able to obtain such alternative sources of supply on a timely basis, if at all. An extended interruption in the supply of our products would have an adverse effect on our results of operations, which most likely would adversely affect the value of our common stock.

WE MAY NOT BE ABLE TO EXPAND THROUGH INTERNAL GROWTH AND MEET CHANGES IN THE INDUSTRY.

      Our plans for internal growth include hiring in-house sales representatives from our competitors and offering stock incentives and generous commissions to keep them. Additionally, we have room for growth by building direct relationships with advertising agencies and major corporations. Because of potential industry changes, our products and promotions must continue to evolve to meet changes in the industry. Our future expansion plans may not be successful due to competition, competitive pressures and changes in the industry.

OUR LIMITED CASH RESOURCES AND LACK OF A LINE OF CREDIT MAY RESTRICT OUR EXPANSION OPPORTUNITIES.

      An economic issue that can limit our growth is lack of extensive cash resources, due to the typical payment terms of a transaction. Most suppliers require us to pay within 30 days of delivery of an order; however, we may not receive our customer's payment in the same time frame. This requires us to have available cash resources to finance most of our customers' orders. Any lack of cash resources would limit our ability to take orders from customers, thus limiting our ability to grow. An infusion of capital and a good line of credit can enable us to service a broader base of customers. We can provide no assurances that we will obtain an adequate line of credit in the future, if at all.

OUR PROPOSED EXPANSION THROUGH ACQUISITIONS INVOLVES SEVERAL RISKS.

      We may expand our domestic markets in part through acquisitions in the future. Such transactions would involve numerous risks, including possible adverse effects on our operating results or the market price of our common stock. Some of our future acquisitions could give rise to an obligation by us to make contingent payments or to satisfy certain repurchase obligations, which payments could have an adverse effect on our results of operations. In addition, integrating acquired businesses:

      o     may result in a loss of customers of the acquired businesses;

      o     requires significant management attention; and

      o may place significant demands on our operations, information systems and financial resources.

      There can be no assurance that our future acquisitions will be successful. Our ability to successfully effect acquisitions will depend upon the following:

      o The availability of suitable acquisition candidates at acceptable prices;

      o     The development of an established market for our common stock; and

      o The availability of financing on acceptable terms, in the case of non-stock transactions.

OUR REVENUES DEPEND ON OUR RELATIONSHIPS WITH CAPABLE INDEPENDENT SALES PERSONNEL OVER WHOM WE HAVE NO CONTROL AS WELL AS KEY CUSTOMERS, VENDORS AND MANUFACTURERS OF THE PRODUCTS WE DISTRIBUTE.

      Our future operating results depend on our ability to maintain satisfactory relationships with qualified independent Sales personnel as well as key customers, vendors and manufacturers. We are dependent upon our independent sales representatives to sell our products and do not have any direct control over these third parties. If we fail to maintain our existing relationships with our independent sales representatives, key customers, vendors and manufacturers or fail to acquire new relationships with such key persons in the future, our business may suffer.

OUR FUTURE PERFORMANCE IS MATERIALLY DEPENDENT UPON OUR MANAGEMENT AND THEIR ABILITY TO MANAGE OUR GROWTH.

      Our future success is substantially dependent upon the efforts and abilities of members of our existing management, particularly Dean L. Julia, Chief Executive Officer and Michael Trepeta, President. The loss of the services of Mr. Julia or Mr. Trepeta could have a material adverse effect on our business. We have an employment agreement with each of Messrs.. Julia and Mr. Trepeta expiring February 28, 2011. However, we lack "key man" life insurance policies on any of our officers or employees. Competition for additional qualified management is intense, and we may be unable to attract and retain additional key personnel. Our management personnel is currently limited and they may be unable to manage our expansion successfully and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.

WE CANNOT PREDICT OUR FUTURE CAPITAL NEEDS AND WE MAY NOT BE ABLE TO SECURE ADDITIONAL FINANCING.

      We may need to raise additional funds in the future to fund more aggressive expansion of our business or make strategic acquisitions or investments. We may require additional equity or debt financings or funds from other sources for these purposes. No assurance can be given that these funds will be available for us to finance our development on acceptable terms, if at all. Such additional financings may involve substantial dilution of our stockholders or may require that we relinquish rights to certain of our technologies or products. In addition, we may experience operational difficulties and delays due to working capital restrictions. If adequate funds are lacking from operations or additional sources of financing, we may have to delay or scale back our growth plans.

               RISKS RELATING TO AN INVESTMENT IN OUR COMMON STOCK

WE LACK AN ESTABLISHED TRADING MARKET FOR OUR COMMON STOCK, AND YOU MAY BE UNABLE TO SELL YOUR COMMON STOCK AT ATTRACTIVE PRICES OR AT ALL.

      There is currently a limited and sporadic trading market for our common stock in the OTC electronic bulletin board under the symbol "AMKT." There can be no assurances given that an established public market will be obtained for our common stock or that any public market will last. The trading price of the common stock depends on many factors, including:

  o   The markets for similar securities;

  o   our financial condition, results of operations and prospects;

  o The publication of earnings estimates or other research reports and speculation in the press or investment community;

  o   Changes in our industry and competition; and

  o   general market and economic conditions.

As a result, we cannot assure you that you will be able to sell your common stock at attractive prices or at all.

THE MARKET PRICE FOR OUR COMMON STOCK MAY BE HIGHLY VOLATILE.

      The market price for our common stock may be highly volatile. A variety of factors may have a significant impact on the market price of our common stock, including:

  o The publication of earnings estimates or other research reports and speculation in the press or investment community;

  o   Changes in our industry and competitors;

  o   our financial condition, results of operations and prospects;

  o any future issuances of our common stock, which may include primary offerings for cash, issuances in connection with business acquisitions, and the grant or exercise of stock options from time to time;

  o   general market and economic conditions; and

  o any outbreak or escalation of hostilities, which could cause a recession or downturn in our economy.

      In addition, the markets in general can experience extreme price and volume fluctuations that can be unrelated or disproportionate to the operating performance of the companies listed or quoted. Broad market and industry factors may negatively affect the market price of our common stock, regardless of actual operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against companies. This type of litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources, which would harm our business.

WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS IN THE FUTURE.

      No cash dividends have been paid by our company on our common stock. The future payment by us of cash dividends on our common stock, if any, rests within the discretion of our board of directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition as well as other relevant factors. We do not intend to pay cash dividends upon our common stock for the foreseeable future.

PROVISIONS OF OUR ARTICLES OF INCORPORATION AND AGREEMENTS COULD DELAY OR PREVENT A CHANGE IN CONTROL OF OUR COMPANY.

      Certain provisions of our articles of incorporation may discourage, delay, or prevent a merger or acquisition that a shareholder may consider favorable. These provisions include:

      o     Authority of the board of directors to issue preferred stock.
      o     Prohibition on cumulative voting in the election of directors.

WE LACK INDEPENDENT DIRECTORS AND COMMITTEES THEREOF.

      The Sarbanes-Oxley Act of 2002 requires us as a public corporation to have an audit committee composed solely of independent directors. Currently, we have no independent directors or committees of directors. Without independent directors, our board may have no way to resolve conflicts of interest, including, without limitation, executive compensation, employment contracts and the like.

OUR FUTURE SALES OF COMMON STOCK BY MANAGEMENT AND OTHER STOCKHOLDERS MAY HAVE AN ADVERSE EFFECT ON THE THEN PREVAILING MARKET PRICE OF OUR COMMON STOCK.

      In the event a public market for our common stock is sustained in the future, sales of our common stock may be made by holders of our public float or by holders of restricted securities in compliance with the provisions of Rule 144 of the Securities Act of 1933. In general, under Rule 144, a person who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of shares which does not exceed the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in shares during the four calendar weeks immediately prior to such sale. Rule 144 also permits under certain circumstances, the sale of shares without any quantity or other limitation by a person who is not an affiliate of our company and who has satisfied a two-year holding period. On November 15, 2007, the SEC approved amendments to Rule 144 and Rule 144(k) which when they become effective in 2008 will effectively lower the holding period under Rule 144 to six months and the holding period under Rule 144(k) to 12 months in addition to other changes to be made to these rules. Future sales of shares of our public float or by restricted common stock made in compliance with Rule 144 may have an adverse effect on the then prevailing market price, if any, of our common stock.

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                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of the shares by the selling security holders. Any net proceeds from the exercise of warrants are intended to be used for general corporate purposes.

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                             DESCRIPTION OF BUSINESS

COMPANY OVERVIEW

      We are a full service promotional marketing company offering a wide array of business solutions. We distribute advertising specialties and promotional items manufactured by others to our customers typically with our customers' logos on them. Several of our customer categories include large corporations, local schools, universities, financial institutions, hospitals and not-for-profit organizations. Our promotional products are a useful, practical, informative, entertaining, and/or decorative item, most often imprinted with the sponsoring advertiser's name, logo, slogan or message, and typically retained and appreciated by the end recipients who receive them, in many cases free of charge in marketing and communication programs.

      Promotional products are also effective for the following:

      o     dealer/distribution programs;
      o     co-op programs;
      o     company stores;
      o     generating new customers or new accounts;
      o     nonprofit fundraising; public awareness campaigns;
      o     promotion of brand awareness and brand loyalty;
      o     employee incentive programs;
      o     new product or service introduction; and
      o     marketing research for survey and focus group participants.

            We have the ability to distribute over 500,000 promotional product items ranging from stickers that cost pennies all the way through jewelry, sporting goods, awards, and electronics that cost thousands of dollars per unit. Specific categories of promotional products include:

      o Advertising Specialties-build awareness, goodwill and remembrance of the advertiser's name, product, purpose, advantages or other timely message. These products are generally lower priced goods and are usually distributed for free.
      o Business Gifts, Awards and Commemoratives - generally lower priced goods and are given for goodwill, often at trade shows to generate traffic.
      o Incentives and Awards-focus on motivation, workplace safety, goal setting and recognition. These are typically higher priced items used in incentive programs to promote employee retention and recognition. They may also be used in recruitment programs as well.
      o     Premiums-given after a specific behavior has been performed.

      The most popular products that we have distributed over the last several years and account for over 50% of our business are as follows:

      o     Wearables, such as t-shirts, golf shirts and hats.
      o     Glassware, such as mugs and drinking glasses.
      o     Writing instruments, such as pens, markers and highlighters.
      o     Bags, such as tote bags, gift bags and brief cases.

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ACE ADVANTAGES

      Ace presently has over 2000 customer accounts ranging from Fortune 500 companies to local schools and small businesses. We have built our business around the concept of high quality innovative branded merchandise, competitive pricing, and consistently superior customer service. Our operational platform, using top-line technology, is designed for economies of scale and ensures superior relations with major industry suppliers. The platform also provides superior support to an expanding team of experienced, well-connected salespeople who are key to acquiring new business.

      The major advantage we hold over most companies in the promotional product industry is the ability to provide integrated business solutions to its customers as trusted advisors. The majority of companies in the promotional product industry offer only branded merchandise, whereas, we offer solutions in:

      o     Branded Merchandise;

      o     Importing;

      o     Incentive / Rewards programs;

      o     Printing / Forms Management;

      o     Fulfillment / Warehousing;

      o     E-commerce / Website Design; and

      o     Database Management / Integrated Marketing Solutions.

The ability to offer multiple solutions and integrate them is what separates us from the average promotional product distributor. Where nearly all of the competition continues to be viewed as commodity based "order takers", our solutions based services deepen the relationship with our clients as our sales consultants become trusted advisors and Ace becomes a valued business partner.

POSITIONED FOR GROWTH

      Ace has grown organically through referrals based on its high quality service and external financings to support our growth. We are also expanding through hiring leading independent salespersons who are well supported by the Ace proprietary business structure. By offering more services and solutions to our customers, new recruits will have the ability to expand their present business by simply making the move to Ace. Upon integrating their client base into our system they too become trusted advisors that provide integrated business solutions instead of a commodity based promotional product salesperson.

      These achievements position us to accelerate growth through potential acquisition and consolidation of other companies as well as simply recruiting experienced salespeople. In the event a company is acquired by us, of which no assurances can be given in this regard, the new clients would all be introduced to the additional services that are now available in our promotional marketing model.

      We have effectively carved out a niche for Ace. Marketing and branding companies create an image and direction for clients. Ad agencies develop print, TV, radio and other campaigns aimed at goals of recruiting and introducing new products or services. Traditional promotional product companies offer imprinted merchandise and apparel. Ace finds itself in a position of providing value added services that compliment those of the ad agency, as well as branding and marketing companies while at the same time far exceeding the capabilities of a standard promotional products distributor.

BUSINESS STRATEGY

      Ace's growth to date is based on a scalable corporate structure, using top-of-the-line technology, to create advantages over most small distributors by:

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

      o Quickly targeting the best products and prices to meet a client's needs;
      o Providing in-house art capabilities for rapidly customizing merchandise;
      o Providing fulfillment and warehousing services for inventory or custom programs,
      o     Providing research, consulting and design services to our customers;
      o     Offering direct overseas importing for large quantities;
      o Providing incentive and reward programs for both customers and employees;
      o     Providing full service print and forms management solutions;
      o Providing full e-commerce solutions, including company stores and website design;
      o     Managing purchase orders consistently from query to final order;
      o Tracking shipments effectively regardless of size or the overseas location of the supplier; and
      o Offering database management software, which integrates with each service offered and allows the customer the ability to quantify the results of any given marketing campaign or promotion.

In addition, Ace offers a wide array of services not offered by most distributors. These additional services allow our salespeople the opportunity to open new doors and create more sales with both new and old customers. By providing all the necessary back-office support, these efficiencies also free salespersons to focus on selling. The in-house computer system allows access from off-site, enabling sales staff to operate from any location.

THE MARKET

      There are thousands of different types and styles of promotional products. In many cases, it is even possible to obtain custom items that are not found in any catalog. According to The Counselor - State of the Industry 2006 Survey, which is available online at no cost to the public at www.thecounselor.net, the most popular promotion products sold in 2005 were the following:

      o Wearables (which also accounts for one- third of the overall industry revenue);
      o     writing instruments;
      o     glassware and ceramics;
      o     desk/office/business accessories;
      o     calendars;
      o     Bags
      o     Caps and headwear
      o     recognition awards/trophies; and
      o     Sporting goods.

      According to the Promotional Products Association International, which is available online at no cost to the public at www.ppai.com/MediaInformation/Industry/Statistics/SalesVolumeEstimates/, promotional product distributor's sales were $5.13 billion in 1991, with steady increases in sales until they reached $17.85 billion in 2000. Promotional Product sales then declined to $16.55 billion in 2001, $15.63 billion in 2002, increased to $16.34 billion in 2003, to $17.3 billion in 2004 and to $18.01 in 2005. A revitalized economy, increased competition in the marketplace, and a trend toward integrated and targeted marketing strategies has contributed to this growth. Integrated marketing campaigns involve not only advertising, but also sales promotions, internal communications, public relations, and other disciplines. The objectives of integrated marketing are to promote products and services, raise employee awareness, motivate personnel, and increase productivity through a wide array of methods including extensive use of promotional products.

 DISTRIBUTORS

      According to the Promotional Products Association International, which is available online at no cost to the public at www.ppai.com/MediaInformation/ Instustry/Statatistics/SalesVolumeEstimates/, with no single company dominating the market, the promotional products industry is highly fragmented with 20,350 distributors in the industry with revenues of less than $2.5 million and 947 distributors with revenues of $2.5 million or more. According to The Counselor - State of the Industry 2007 Survey, the top ten distributors in our industry are believed to have sales of between $131 million and $240 million for 2006. Wearguard-Crest Co., Corporate Express Promotional Marketing, Proforma Inc., Group II Communications and Bensussen Deutsch & Associates, Inc. are the top five distributors with 2006 sales of $240 million, $235 million, $228 million, $222 million and 199 million, respectively. Nearly 80% of the distributors surveyed are reported to be privately owned family businesses. Management believes that control of sales lies predominantly with the independent sales representatives, as there is little brand recognition at this time.

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

      According to the Promotional Products Association International, which is available online at no cost to the public at www.ppai.com/ProductsResources/ Research/TopBuyers/, the following ranks the top ten purchasers of promotional products in descending order according to the findings of a 2003 study by Louisiana State University and Glenrich Business Studies. Industries were named by distributors according to the volume spent on promotional products by each industry.

  o   education: schools, seminars;
  o   financial: banks, savings and loans, credit unions, stock brokers;
  o   health care: hospitals, nursing homes, clinics;
  o   not-for-profit organizations;
  o   construction: building trades and building supplies;
  o   government: public offices, agencies, political candidates;
  o   trade, professional associations and civic clubs;
  o   real estate: agents, title companies and appraisers;
  o   automotive: manufacturers, dealers, parts suppliers; and
  o   professionals: doctors, lawyers, cpa's, architects.

SUPPLY CHAIN

      Domestic and overseas manufacturers generally sell their promotional product items directly to suppliers. Suppliers sell to distributors like Ace Marketing and distributors sell promotional products to customer users such as large corporations, financial institutions, universities and schools, hospitals, not-for-profit organizations and small businesses. However, manufacturers have the ability to sell their promotional products directly to distributors and customers. Suppliers have the ability to sell promotional products directly to customers who are not distributors.

      Whereas the majority of the items are made overseas, often in China, and the suppliers are simply importing from actual manufacturers, we generally consider the supplier as the beginning of the industry supply chain. They choose specified product lines and import blank goods to be warehoused until a distributor orders one of their items with a customer logo on it. The suppliers generally run the risk of inventory exposure and fluctuations in an item's popularity. This is generally why most distributors stick to distributing and not importing. There are situations where importing directly from the manufacturer and thus cutting out the supplier does in fact make sense. Generally, this happens when a distributor has a large quantity order and has enough lead time from the CUSTOMER to import the item. Since ocean freight from overseas generally takes 30-45 days and manufacturing may take several weeks, this only makes sense when a customer orders far in advance and in large quantity. The benefits of this are outstanding since the margins and cost savings can be substantial. But, in general, the average order in the industry is below $1,000 and thus the need for individual suppliers to carry specified product lines and hold inventory to fill the need of the average distributor with the average order.

SUPPLIERS

      Management believes that while there are an estimated 3,000 suppliers in the industry, most of the promotional products distributors have access to the same suppliers. Currently, we utilize approximately 500 suppliers in our business with only one supplier accounting for about 10% of our purchasing requirements over the last two years. We seek to distinguish ourselves from other distributors by attractive pricing, by sourcing unique items, creating custom products and/or offering superior in house service and customer support through our employees. Most suppliers require us to pay within 30 days of delivery of an order; however, we may not receive our customers' payments in the same time frame. This requires us to have available cash resources to finance most of our customers' orders. The possible lack of available cash resources would limit our ability to take orders from customers, thus limiting our ability to grow. An infusion of additional capital, a line of credit and better payment terms based on volume can enable us to service a broader base of customers. We have never sought to establish a line of credit, although we may seek to establish one with an institutional lender in the future.

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PURCHASING TRENDS - NEED FOR VALUE ADDED PRODUCTS AND RELATED SERVICES

      Price is no longer the sole motivator of purchasing behavior for our customers. With the availability of similar products from multiple sources, customers are increasingly looking for distributors who provide a tangible value-added to their products. As a result, we provide a broad range of products and related services. Specifically, we provide research and consultancy services, artwork and design services, and fulfillment services to our customers. These services are provided in-house by our current employees. Management believes that by offering these services, we can attempt to attract new customers.

OUR CUSTOMERS - CHOOSING US AS YOUR RIGHT DISTRIBUTOR

      Most of our promotional products bear our customers' corporate name and are a reflection of their corporate image. The events they use these items for are of the utmost importance. If they go with another distributor who gives them run of the mill ideas possibly at a lower cost, a poor quality product with inferior quality decoration and/or the goods arrive late, then they quickly realize there should be other factors that determine which distributor they should be working with. We presently have over 500 customer accounts ranging from fortune 500 companies to local schools and small businesses. A customer account is a person or entity who has purchased promotional products from us in the past on a non-exclusive basis and may or may not purchase from us additional promotional products in the future. No customer has accounted for more than 10% of sales during the past three years. Our customer base grows mainly through business and personal referrals and the efforts of our sales representatives. Generally our customers do not actively seek distributors to bid on their projects. There are many reasons why our customers may work with us over another distributor. The average buyer first believes that price is the sole issue with the lowest bidding distributor on a project obtaining the business. Once they gain more experience and understand the difficulties in processing and fulfilling an order on time and correctly, they generally analyze the rationale on how they choose a distributor differently. Although pricing is important to our customers, they also count on our dependability, creativity and efficiency In this regard, we recently agreed to develop an online store for one of the fastest growing privately held hospices in the United States to consolidate the customer's purchasing from us for its multiple locations across the country.

SERVICING OUR CUSTOMERS

      The major advantage we hold over most companies in the promotional product industry is the ability to provide integrated business solutions to its customers as trusted advisors. The majority of companies in the promotional product industry offer only branded merchandise, whereas, we offer solutions in:

      o     Branded Merchandise

      o     Importing

      o     Incentive / Rewards programs

      o     Printing / Forms Management

      o     Fulfillment / Warehousing

      o     E-commerce / Website Design

      o     Database Management / Integrated Marketing Solutions

      We have built our distribution business around the concept of reliability, quality, innovative and custom promotional products at competitive prices while maintaining a high level of customer service and good relationships with industry suppliers. Our research licensed software technology, that we purchased from an outside vendor and is available for licensing to other distributors in the industry, affords us the ability to locate and purchase industry product in an efficient manner rather than to have to manually research products through hundreds of catalogs and/or reference books. Our in-house art capabilities through our salaried employees make us a "one stop shop" for custom merchandise and provide our customers with comfort in knowing logo modifications will not delay valuable production days on tight turn-around projects. Our in-house art department consists of two employees who work on Apple computers using licensed software programs such as Illustrator, Photoshop and Quark to create new logos or manipulate current ones. These logos are then sent to the supplier who arranges to put them on the product whether internally or through an outside source in one of the following manners:

      o     silkscreen printing
      o     embroidery
      o     hot stamp
      o     heat transfer
      o     embossing/debossing
      o     engraving

      Our reliability stems from our own customized and detailed tracking system that we structured and implemented to ensure an order is processed correctly and on time. In general, customers contact us when they have a need for items that have corporate logos. They provide us with general information that helps us determine what products to suggest, including the following:

      o     The type of event and the targeted audience;
      o     The number of units that are required and the budget; and
      o     The timing of the event and the theme of the event.

      The aforementioned parameters will narrow the field of items suggested from a broad list of 500,000 to possibly a dozen or less. Once a customer calls in or e-mails us requesting ideas for an upcoming event, we begin to research ideas based on their parameters and we use our research software to look up dozens of products, prepare a competitive analysis between similar products to find just the right one, send a picture to the customer by email and prepare and send a quotation to the customer also by email. This provides us an immediate time saving advantage over other distributors who still do things manually. Many of these distributors still scan a reference book which is called a register. They search for a particular product, such as clocks, then find the sub-category they are interested in, such as plastic, and there they find all the suppliers who carry the specific item they are looking to purchase. They must then either cross reference each supplier to find their phone number or web address, or they can physically pull as many of the catalogs they have on hand and search for the products that they are interested in and send catalogs with tabbed pages via regular mail or overnight service. This is an inefficient way to research and deliver images of products. We are not aware of any statistical information which allows us to tell the percentages of distributors who use publicly available licensed research software systems like ours versus the manual way described above.

      When the customer decides on the product that they would like to order, the order is processed in our order entry department utilizing our order-entry software which is available for licensing to anyone in the industry from third party vendors. The salesperson submits the specifics of the order to our order entry department where the order is keyed into the system by our employees. Three parts to each order are printed:

      o ACKNOWLEDGEMENT This outlines the product ordered along with a description of the product and how the logo will be placed and in what colors. It includes the quantity ordered, the price per piece, total cost, ship to address, and the delivery date. It is sent to our customer via fax along with a hard copy of the artwork that will be used on the order. The order will not move forward until our customer signs off on the acknowledgment and the artwork. No order runs without the sign offs thus protecting us in the long run of a customer claiming they were not aware of some aspect of the order.

      o PURCHASE ORDER The Purchase order is submitted to the supplier only after the acknowledgment and art are signed by our customer. It contains all the information that the acknowledgment contains except the price of the product is now shown as the price we will be paying. The art is sent via e-mail to the factory and the purchase order requires that the supplier send back a paper proof of the art to insure accuracy before proceeding with the order. Now the supplier has the exact same parameters to complete the order that the customer signed off on. They must meet the delivery date for the quantity specified, with the logo specified, at the price we submitted. Orders are drop shipped from the supplier directly to the customer, except on rare occasions where packaging is done in our office.

      o SALES ORDER COPY This is a print out that essentially shows all of the components on the acknowledgment and the purchase order combined side by side. It shows what we pay for the product and what price our customer pays for the product. It also shows the gross profit, the gross profit percentage, and the commission due to the salesperson.

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

      Once the above process takes place, the entire work folder goes to the tracking department. We have developed a system to follow each order from the time it is processed, through the time it is shipped. This is yet another safeguard to protect us from a supplier not fulfilling their obligations, which in turn may lead to us losing money, a customer, or both. The tracking process consists of us contacting the factory at various points in the production process to ensure that the order is on schedule. We verbally verify the item, quantity, and ship date and document who at the supplier verified the information. We then call again at a certain point in the process to verify it is on schedule and lastly call on the day of shipping to receive tracking numbers. The above processes have historically led to eliminating disputes with both suppliers and customers.

OUR DISTRIBUTION AND MARKETING STRATEGY

      Key elements of our distribution and marketing strategy are:

  o CREATING AWARENESS OF OUR PRODUCTS, SERVICES AND FACILITIES. We have been in business since March 1998. Our revenues are derived from existing customers and new customers through word of mouth recommendations, attendance at trade shows, our sales representatives and advertising and promotion in trade journals.

  o MOTIVATING RETAILERS TO UTILIZE PROMOTIONAL AND SPECIALTY PRODUCTS IN THEIR BUSINESS. It is our management's belief from conversations with persons in our industry and trade show attendance, that a trend in our industry is often for the use of promotional items to customers rather than cash incentives for gaining customer loyalty and motivating sales people. In this regard, customers who received a promotional item tended to purchase more and repeat purchases more often than customers who received a discount coupon of equivalent value. Additionally, sales forces show a tendency for greater motivation when receiving a trip or merchandise as opposed to the cash equivalent. We must show our customers the benefits of utilizing promotional and specialty items in their business and for their sales force and build customer loyalty through the use of point systems that are exchanged for promotional merchandise.

  o OUR COMPANY WAS BUILT AS A PLATFORM THAT COULD GROW EASILY. Scalability is the key and we have separate departments with defined roles which will allow this to occur and for our salesperson to sell. Our sales persons receive helpful support from us. In many other distributorships, the salesperson is often responsible for everything from answering phones, doing all their own research, processing orders, billing, tracking and collections. At our company, we provide all the backup to allow our sales persons to just sell. Since our technology is currently up to date, including in house servers to allow access to our systems from off-site, we have the ability to pick up salespeople from any location in the United States.

  o KEY ACQUISITIONS OF SMALL DISTRIBUTORS AND INTEGRATING THEIR WORKFORCE INTO OURS. We will target one or more of the estimated 20,000 small distributors for potential acquisition. However, we can provide no assurances that we will be successful in acquiring any distributors on terms satisfactory to us, if at all.

  o PROVIDING GENEROUS INCENTIVES TO OUR SALES PEOPLE TO INCREASE PERFORMANCE LEVELS. We offer competitive commissions in addition to back office support and research assistance to allow our independent sales representatives to optimize their sales time and to provide them with adequate incentives to sell promotional products to our customers rather than for our competitors. In the future, we may offer a stock option program for additional incentives.

  o MAINTAIN A COMPETITIVE GROSS PROFIT PERCENTAGE ON ALL SALES ORDERS. For the nine months ended September 30, ,2007 and years ended December 31, 2006, 2005 and 2004, our gross profit percentage was 33.5%, 31.3%, 32.1%
      and 29% , respectively. According to The Counselor - State of the Industry 2006 Survey, the average reported gross profit margin for distributors during 2000 through 2005 ranged from 32.5% to 33.8%.

  o PROVIDE RESEARCH, CONSULTING, DESIGN AND FULFILLMENT SERVICES TO OUR CUSTOMERS TO INCREASE PROFITABILITY. We design promotional products for our customers and provide consulting services in connection therewith. We utilize licensed research software technology and order entry systems that are available to anyone in the industry for license to provide the best services to our customers in the most timely fashion possible.

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

  o UTILIZING THE INTERNET AND ITS CAPABILITIES AND OPPORTUNITIES FOR SALES OF PROMOTIONAL PRODUCTS AND COST SAVINGS. Our website is www.Acemarketing.net. Our website is utilized for multiple purposes, including providing information to potential customers who want to learn about us and research our available product line. We also develop online company stores for CUSTOMERS to help facilitate re-orders at cost savings to them based upon a pre-determined product line.

SALES AND MARKETING

      Our revenues are derived from existing customers and new customers through word of mouth recommendations, attendance at trade shows, our sales representatives and advertising and promotion in trade journals. Except primarily our two executive officers, our sales representatives receive commissions and are not paid a salary. They work at their own location or at our facility and may sell products on behalf of other companies. We encourage our sales representatives to sell promotion products for us on the basis of sales incentives which include competitive commissions and appropriate sales support and research which is provided in-house by our employees. In the future, we intend to offer stock and/or stock options as part of their incentive programs.

      Our website is www.Acemarketing.net. Our website is utilized for multiple purposes, including providing information to potential customers who want to learn about us and research our available product line.

TECHNOLOGY

      Technology affects most industries, and specifically the internet, which enables many capabilities and opportunities for cost savings. Sales of promotional products are often catalog-based. The cost of producing and mailing a catalog can be high. Placing a catalog on a website takes less manpower to maintain and less money to update and distribute new versions. Additionally, integrating the catalog with the order processing system can save time and money in placing and filling orders, also eliminating manual errors.

      The proliferation of open architecture software and hardware makes an increasing number of systems available for automating processes and integrating back office systems. By doing this, we reduce support requirements and further enhance margins. Additionally, the ability to provide more direct support to our sales force has led to increased retention of our sales team.

POSSIBLE GROWTH THROUGH ACQUISITIONS

      We believe the environment for growth and consolidation in the promotional products industry is appealing, and that we would like to take advantage of this if a satisfactory opportunity arises. There are some issues that our company must address to be successful. The main issues are motivating previous owners, retaining sales people, and integrating operations.

      We have had conversions with the owners of several distributors of promotional products and have observed that they are open to conversions taking place for the possible sale of their business.

      We believe that when a distributor is acquired, a decision must be made about the existing management team, most typically the owner. An evaluation must be made regarding the skills of the owner and desirability of having them involved in our company. Acquisitions would be typically made for the customer accounts; however, due to the size of the target companies, the owner would most likely also be a key employee or sales person. The motivation of the previous owner to work for others may be an issue. We must address this issue and ensure the continued participation of the owners. In general, the best way to mitigate this risk is to tie up much of the previous owners' payment in stock, thus providing incentive for the overall company's success.

      We believe that one of the most difficult tasks in our acquiring a company is transitioning the new acquisition into us. It is important to have flexible, open systems and technology to integrate the back office operations, as well as strong controls and processes to put in place. Having the appropriate technology and strong management team will help alleviate some of the issues here.

      As of the date hereof, there is no firm agreement to acquire any company or distributor and there can be no assurances given that our plans will be realized to grow through acquisitions of one or more distributors or, if successful, that any acquisitions can be profitably integrated into our company's operations.

JOINT MARKETING AND SALES AGREEMENT  WITH ATRIUM ENTERPRISES

      We have entered into a Joint Marketing and Sales Agreement with Atrium Enterprises, a leader in the motivational, incentive and rewards industry, whereby we have received the exclusive rights to market and sell a customized version of Atriums technology platform called, WWW.EXPERIENCETHEREWARDS.COM. In addition, Atrium provides its sales services to us on an exclusive basis in our business which consists of selling promotional products, print sales and the like to Atrium's clients.

      Atrium has agreed to develop a fully functional customized "Points Banking" platform for us called, "ACE REWARDS". "This platform will allow us to differentiate ourselves from our competition by offering reward points and incentives to all our customers who purchase promotional products through us and to our employees. Atrium will also provide an enhanced Solata marketing and communication module to the platform that would allow us to re-sell this "ACE REWARDS" platform to other entities within the promotional products industry. In addition Atrium agreed to create and introduce a sponsored Mobile Banking Debit Card to Ace Marketing and its customers. Atrium has granted us exclusive sales and marketing rights to both the "ACE REWARD" platform and the Mobile Banking Debit Card within the promotional products industry, and related industry organizations such as ASI and PPAI. For additional information, see "Note 10 to our financial statements."

COMPETITION

      While our competition is extensive with over 20,000 distributors, we believe that there are no companies that dominate the market in which we operate. Our company competes within the industry on the basis of service, competitive prices, personnel relationships and competitive commissions to our sales representatives to sell promotional products for us rather than our competitors. Competitors' advantages over us may include better financing, greater experience and better service, cheaper prices and personal relationships than us.

      According to The Counselor - State of the Industry 2006 Survey, the top ten distributors in our industry are believed to have sales of between $113.8 million and $229 million for 2005. Corporate Express Promotional Marketing, Wearguard-Crest Co., Proforma Inc., Group II Communications and American Identity are the top five distributors with 2005 sales of $229 million, $224 million $202 million, $186.0million and 180.0 million, respectively. Nearly 80% of the distributors surveyed are reported to be privately owned family businesses. Management believes that control of sales lies predominantly with the independent sales representatives, as there is little brand recognition at this time.

      We believe that in the promotional products industry, sales people typically have a large amount of autonomy and control the relationships with their customers. This works both for and against us. To avoid losing customers, we must provide the appropriate incentives to keep sales people. At the same time, while there can be no assurances, management believes our company will be able to obtain new customers by luring sales people away from competitors. The offering of stock incentives and health care benefits are ways to retain sales people, especially in an industry where these types of benefits are rare.

EMPLOYEES

      As of November 30, 2007, we had 13 full time employees, including two executive officers who provide in-house sales, our Chief Financial Officer, two part-time support staff employees and four sales representatives who provide services to us on a non-exclusive basis as independent consultants.

      We have an agreement with Aon Consulting, a division of Aon Corporation, whereby Aon will recruit up to 50 additional salespeople for Ace. Aon is seeking to implement a targeted national recruiting campaign to help us attract top producing industry experienced sales talent generating at least $400,000 in annual revenue. As of November 30, 2007, Aon is awaiting Ace's approval to commence the recruiting plan. To date, Ace has not determined the commencement date. While management has confidence in Aon's ability to fulfill its contractual commitment to Ace, we can provide no assurances that Aon will succeed and that we will in turn hire any experienced salespersons that meet our targeted goals pursuant to our agreement with Aon. [

SEC REPORTS AVAILABLE ON WEBSITE

      The SEC maintains an Internet site (HTTP://WWW.SEC.GOV) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K and other SEC filings are available on the SEC's website as well as our company website at WWW.ACEMARKETING.NET.

                             DESCRIPTION OF PROPERTY

      Our principal executive offices are located at 457 Rockaway Avenue, Valley Stream, NY 11581. We currently lease approximately 4,000 square feet of office space at this facility at an annual cost of approximately $57,000 pursuant to a month-to-month lease. We are currently exploring our options of obtaining a new location and/or entering into a long-term lease at our current facility. We also lease approximately 1,000 square feet of space at an annual cost of approximately $15,000 at 1105 Portion Road, Farmingville, NY 11738.

                                LEGAL PROCEEDINGS

      We are currently not subject to any threatened or pending legal proceedings. Nevertheless, we may from time to time become a party to various legal proceedings arising in the ordinary course of our business.

             MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

      Since June 9, 2005, our common stock has been traded on the OTC Bulletin Board under the symbol "AMKT." Our common stock trades on a limited basis on the OTC Electronic Bulletin Board in the Over-the-Counter Market. The following table sets forth the range of high and low closing sales prices of our Common Stock for the periods indicated (it being understood that prices for the quarter ended June 30, 2005 are for the period June 9 through June 30, 2005).

      QUARTERS ENDED                                      HIGH         LOW
      -----------------------------------------------------------------------
      June 30, 2005..................................     $3.50       $ .50
      September 30, 2005.............................      2.00         .50
      December 31, 2005..............................      2.00         .57
      March 31, 2006.................................      1.80        1.70
      June 30, 2006..................................      2.25        2.25
      September 30, 2006.............................      2.25        2.15
      December 31, 2006..............................      2.25        1.46
      March 31, 2007.................................      2.05        1.32
      June 30, 2007..................................      1.95        1.25
      September 30, 2007.............................      2.00         .86

      The closing sales price on November 30, 2007 was $1.02 per share. All quotations provided herein reflect inter-dealer prices, without retail mark-up, markdown or commissions.

      We have 8,026,615 shares outstanding at November 15, 2007. Except for the 1,412,160 shares registered in the offering and 139,680 shares that were recently issued to the Placement Agent (and its designees) of our recent 2006 financing, substantially all of our remaining outstanding shares of common stock are either in the public float or restricted securities which may be currently sold in compliance with Rule 144 of the Securities Act of 1933, as amended. Rule 144 provides among other things and subject to certain limitations that a person holding restricted securities for a period of one year may sell those securities in brokerage transactions every 90 days in an amount equal to the greater of the average weekly trading volume over the four preceding weeks or 1% of our company's outstanding common stock. Persons who have owned our restricted common stock for a period of at least two years and are not affiliates of our company may sell or otherwise transfer their common shares pursuant to Rule 144(k) of the Securities Act. On November 15, 2007, the SEC approved amendments to Rule 144 and Rule 144(k) which will effectively lower the holding period under Rule 144 to six months and under Rule 144(k) to 12 months in addition to other changes to be made to these rules. Possible or actual sales of our public float or restricted common stock under Rule 144 may have a depressive effect upon the price of our common stock if any meaningful market were to develop for our common stock in the future.

      Currently, we have outstanding Class A and Class B warrants to purchase 837,000 restricted shares of our common stock exercisable at a price of $2.00 per share through January 2, 2008. In the event that all of the warrants are exercised, of which there can be no assurances given, an additional 837,000 shares of restricted common stock will be issued and may be resold pursuant to Rule 144 after a holding period of at least one year, unless we elect to voluntarily register the resale of the shares issuable upon exercise of the warrants for earlier sale. No registration rights were granted in connection with the issuance of said warrants.

      Between July 20, 2006 and November 30, 2006, we sold 951,575 shares of common stock at a purchase price of $1.75 per share and Class C warrants to purchase 475,788 shares at an exercise price of $1.75 per share. We also issued to the placement agent and its designees 139,680 shares of common stock and placement agent warrants to purchase 95,160 shares exercisable at a price of $1.00 per share. We agreed to register the resale of the shares of common stock sold to these investors, including the shares issuable upon exercise of the Class C warrants.

      As of November 15, 2007, there were approximately 80 holders of record of our common stock, although we believe that there are other persons who are beneficial owners of our common stock held in street name. Our transfer agent is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004.

DIVIDEND POLICY

      We have never paid any cash dividends and intend, for the foreseeable future, to retain any future earnings for the development of our business. Our Board of Directors will determine our future dividend policy on the basis of various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

RECENT SALES OF UNREGISTERED SECURITIES

      Since January 2005, we had no sales or issuances of unregistered common stock, except we made sales or issuances of unregistered securities listed in the table below:

--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------
                                                 CONSIDERATION
                                                 RECEIVED AND
                                                 DESCRIPTION OF
                                                 UNDERWRITING OR
                                                 OTHER DISCOUNTS TO
                                                 MARKET PRICE OR
                                                 CONVERTIBLE SECURITY,                                IF OPTION, WARRANT OR
                      TITLE OF      NUMBER       AFFORDED TO               EXEMPTION FROM             CONVERTIBLE SECURITY, TERMS
DATE OF SALE          SECURITY      SOLD         PURCHASERS                REGISTRATION CLAIMED       OF EXERCISE OR CONVERSION
--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------

Jan. 2005             Common Stock  600,000      For services rendered -   Section 4(2) - granted     Options exercisable at $1.00
                      Options       Options      no other consideration    to officers, directors     per share; immediately
                                                 received; no commissions  and legal counsel under    exer-cisable; expire Jan.
                                                 paid.                     our 2005 Incentive Plan.   2015; contain cashless
                                                                           Each grantee is a          exercise provisions.
                                                                           sophisticated investor,
                                                                           who re-ceived the
                                                                           options with a
                                                                           restrictive legend in
                                                                           con-nection with
                                                                           services rendered and is
                                                                           able to fend for
                                                                           himself. A Form S-8
                                                                           Registration
                                                                           Statement was later
                                                                           filed with the Commission
                                                                           in April and September
                                                                           2005.
--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------

                                       23


--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------
Jan. -Feb.            Common Stock  100,000      $100,000 received; no     Rule 506 of Regulation     Class B Warrants exercisable
2005                  and Class B   Shares and   commissions paid; no      D; a Form D was filed on   at $2.00 per share through
                      Warrants      Class B      placement agent was       February 22, 2005;         Jan. 2, 2008.
                                    Warrants     utilized.                 securities sold to two
                                                                           accredited investors
                                                                           only.
--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------
Jan. 2005             Common Stock  31,076       Conversion of $31,076 of  Section 3a(9); no          Not Applicable.
                                    Shares       debt; no commissions      commissions paid.
                                                 paid; no placement agent
                                                 was utilized.
--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------
July  -               Common Stock  951,575      $1,665,250 received,      Rule 506 of Regulation D;  Warrants to purchase 95,160
November 2006                       Shares,      $209,830 paid to          A Form D was Filed.        shares issued to the
                                    475,788      placement agent and its                              placement agent, which are
                                    Warrants     counsel.                                             exercisable at $1.00 per
                                    issued to                                                         share through June 30, 2011.
                                    investors;                                                        Class C warrants issued to
                                    139,680                                                           investors are exercisable at
                                    shares and                                                        $1.75 per share and expire
                                    95,160                                                            on June30 2009.
                                    warrants
                                    issued to
                                    the
                                    Placement
                                    agent
--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------
April 2006            Common stock  50,000       Services rendered; no     Section 4(2). A            Options exercisable at $.10
                      underlying    shares       commissions paid          restrictive legend         per share; expire April
                      options                                                                         appears on each 25, 2016;
                                                                                                      contain cashless certificate
                                                                                                      exercise provisions.
--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------
July 2007             Common stock  7,500        Services rendered; no     Section 4(2). A            Not Applicable.
                                    shares       commissions paid          restrictive legend
                                                                           appears on each
                                                                           certificate
--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------
July 2007             Common        4,086        Cancellation of 8,671     Section 3(a)9 of the       Not applicable
                      Stock         shares       warrants on a cashless    Securities Act
                                                 basis
--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------
October 2007          Common        5,000        Services rendered; No     Section 4(2). A            Not applicable
                      Stock         shares       commissions paid          restrictive legend
                                                                           appears on each
                                                                           certificate
--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------

RECENT PURCHASES OF SECURITIES

      Since January 2005, we have had no repurchases of our common stock. However, 23,334 shares were cancelled by agreement with a former consultant in settlement of a dispute involving the number of shares consultant was entitled to retain for services previously rendered.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

      The following discussion should be read in conjunction with our financial statements and the notes thereto appearing elsewhere in this Prospectus. All statements contained herein that are not historical facts, including, but not limited to, statements regarding anticipated future capital requirements, our future plan of operations, our ability to obtain debt, equity or other financing, and our ability to generate cash from operations, are based on current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties that may cause our actual results in future periods to differ materially from forecasted results.

OVERVIEW

      We are a full service promotional marketing and distribution company offering a wide array of business solutions. Ace has grown organically through referrals based on its high quality service and external financings to support our growth of approximately $2,800,000. We are also expanding through hiring leading independent salespersons who are well supported by the Ace proprietary business structure. By offering more services and solutions to our customers, new recruits will have the ability to expand their present business by simply making the move to Ace. Upon integrating their client base into our system they too become trusted advisors that provide integrated business solutions instead of a commodity based promotional product salesperson.

      These achievements position us to accelerate growth through potential acquisition and consolidation of other companies as well as simply recruiting experienced salespeople. In the event a company is acquired by us, of which no assurances can be given in this regard, the new clients would all be introduced to the additional services that are now available in our promotional marketing model.

      We have effectively carved out a niche for Ace. Marketing and branding companies create an image and direction for clients. Ad agencies develop print, TV, radio and other campaigns aimed at goals of recruiting and introducing new products or services. Traditional promotional product companies offer imprinted merchandise and apparel. Ace finds itself in a position of providing value added services that compliment those of the ad agency, as well as branding and marketing companies while at the same time far exceeding the capabilities of a standard promotional products distributor.

      We expect our revenues to grow as economic conditions in the United States continue to improve, by adding additional in-house and independent sales representatives to our sales network. While one or more acquisitions of other distributors will also be considered by Management, we can provide no assurances that one or more acquisitions of other distributors will be completed on terms satisfactory to us, if at all.

CRITICAL ACCOUNTING POLICIES

      Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of financial statements require management to make estimates and disclosures on the date of the financial statements. On an on-going basis, we evaluate our estimates including, but not limited to, those related to revenue recognition. We use authoritative pronouncements, historical experience and other assumptions as the basis for making judgments. Actual results could differ from those estimates. We believe that the following critical accounting policies affect our more significant judgments and estimates in the preparation of our financial statements.

      REVENUE RECOGNITION. Revenues are recognized when title and risk of loss transfers to the customer and the earnings process is complete. In general, title passes to our customers upon the customer's receipt of the merchandise. Revenue is accounted for in accordance with Emerging Issue Task Force Issue No. 99-19, reporting revenue gross as a principal versus net as an agent. Revenue is recognized on a gross basis since our company has the risks and rewards of ownership, latitude in selection of vendors and pricing, and bears all credit risk. Our company records all shipping and handling fees billed to customers as revenues, and related costs as cost of goods sold, when incurred, in accordance with Emerging Issue Task Force Issue No. 00-10, accounting for shipping and handling fees and costs.

      ALLOWANCE FOR DOUBTFUL ACCOUNTS. We are required to make judgments based on historical experience and future expectations, as to the realizability of our accounts receivable. We make these assessments based on the following factors:
(a) historical experience, (b) customer concentrations, customer credit worthiness, (d) current economic conditions, and (e) changes in customer payment terms.

      STOCK BASED COMPENSATION. Effective January 1, 2006, the Company began recording compensation expense associated with stock options and other equity-based compensation in accordance with SFAS 123(R), using the modified prospective transition method and therefore has not restated results for prior periods. Under the modified prospective transition method, share-based compensation expense for 2006 includes 1) compensation expense for all share-based awards granted on or after January 1, 2006 as determined based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R) and 2) compensation expense for share-based compensation awards granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123. The Company recognizes compensation expense on a straight-line basis over the requisite service period of the award.

RESULTS OF OPERATIONS

2006 VERSUS 2005

      The following table sets forth certain selected condensed statement of operations data for the periods indicated in dollars. In addition, we note that the period-to-period comparison may not be indicative of future performance.

-------------------------------------- -----------------------------------------
                                                Year Ended December 31
-------------------------------------- -----------------------------------------
                                               2006                2005
                                               ----                ----
-------------------------------------- -------------------- --------------------
Revenue                                  $      4,506,807            3,422,665
-------------------------------------- -------------------- --------------------
Cost of Revenues                                3,183,825            2,324,185
-------------------------------------- -------------------- --------------------
Gross Profit                                    1,322,982            1,098,480
-------------------------------------- -------------------- --------------------
Operating Expenses                              1,806,684            1,776,710
-------------------------------------- -------------------- --------------------
(Loss) from operations                           (483,702)            (678,230)
-------------------------------------- -------------------- --------------------
Net (Loss)                               $       (481,026)     $      (682,538)
-------------------------------------- -------------------- --------------------
Net (Loss) per common Share              $           (.07)     $          (.12)
-------------------------------------- -------------------- --------------------
Weighted average common Shares
Outstanding                                     7,142,594            5,880,531
-------------------------------------- -------------------- --------------------

      We generated revenues of $4,506,807 for 2006 as compared to $3,422,665 for 2005. The 31.7% increase in revenues of $1,084,142 in 2006 compared to 2005 is primarily due to our utilizing additional in-house and independent sales representatives to obtain additional customers.

      Gross profit was $1,322,982 for 2006 as compared to $1,098,480 for 2005. Our gross profit percentage was 29.4% as compared to 32.1% for 2005. Gross profits will vary period-to-period depending upon a number of factors including the mix of items sold, pricing of the items and the volume of product sold. Also, it is our practice to pass freight costs associated with shipping of merchandise to our customers which are included in costs of revenues and net revenue. Reimbursement of freight costs have lower profit margins than sales of our promotional products and has the effect of reducing our overall gross profit margin on sales of products, particularly on smaller orders. The change in gross profit percentage for fiscal 2006 relates to the mix of product sold and size of orders.

      Operating expenses consisting of selling, general, and administrative expenses were $1,806,684 for 2006 as compared to $1,776,710 for fiscal 2005. Operating costs as a percentage of net revenue was 40.0% for 2006 compared to 51.9% for 2005. Operating expenses in 2006 increased over 2005 by approximately $30,000 or 1.7% primarily due to increased salaries of executive officers.

      Our net loss was $(481,026) for 2006 as compared to $(682,538) for 2005. In 2006, we experienced a reduction in stock based compensation of approximately $380,000, increased gross profit of approximately $225,000 and decreased sales commissions of approximately $62,000, while incurring increased salaries and benefits of approximately $380,000. The foregoing are the primary reasons for our 2006 net loss decreasing by a net amount of approximately $200,000 as compared to 2005.

INTERIM FINANCIALS - 2007

The following table sets forth certain selected unaudited condensed statement of operations data for the periods indicated in dollars and as a percentage of total net revenues. The following discussion relates to our results of operations for the periods noted and is not necessarily indicative of the results expected for any other interim period or any future fiscal year. In addition, we note that the period-to-period comparison may not be indicative of future performance.


THREE MONTHS ENDED SEPTEMBER 30,:                            2007                 2006
                                                    -------------------------------------------
Revenue                                                      $1,639,182            $1,357,655

Cost of Revenue                                               1,050,799               918,632
                                                    --------------------  --------------------
Gross Profit                                                    588,383               439,023
Selling, general & Administrative expenses                      869,277               459,791
                                                    --------------------  --------------------
Loss from operations                                           (280,894)              (20,768)
                                                    ====================  ====================

NINE MONTHS ENDED SEPTEMBER 30,:                             2007                 2006
                                                    -------------------------------------------

Revenue                                                      $4,322,848            $3,521,251

Cost of Revenue                                               2,876,397             2,448,096
                                                    --------------------  --------------------
Gross Profit                                                  1,446,451             1,073,155
Selling, general & Administrative expenses                    2,004,185             1,330,275
                                                    --------------------  --------------------
Loss from operations                                           (557,734)             (257,120)
                                                    ====================  ====================

We generated revenue of $1,639,182 in the three months ended September 30, 2007 compared to $1,357,655 in the same three month period ending September 30, 2006. We generated revenue of $4,322,848 in the nine months ended September 30, 2007 compared to $3,521,251 in the same nine month period ending September 30, 2006. The increases in revenue of $281,527 or 20.7% in the three months ended September 30, 2007 and $801,597 or 22.8% in the nine months ended September 30, 2007 as compared to the comparable periods of 2006 are primarily due to our utilizing additional sales representations to obtain additional customers and our new and existing customers buying products with higher average prices.

Cost of revenue was $1,050,798 or 64.1% of revenue in the three months ended September 30, 2007 compared to $918,632 or 67.7% of revenues in the same three months of 2006. Cost of revenue was $2,876,397 or 66.5% of revenues in the nine months ended September 30, 2007 compared to $2,447,724 or 69.5% of revenue in the same nine months of 2006. Cost of revenue includes purchases and freight costs associated with the shipping of merchandise to our customers. Increases in cost of revenues in 2007 as compared to 2006 are related to an increase in revenue.

Gross profit was $588,383 in the three months ended September 30, 2007 or 35.9% of net revenue compared to $439,023 in the same three months of 2006 or 32.3% of revenue. Gross profit was $1,446,451 in the nine months ended September 30, 2007 or 33.5% of net revenue compared to $1,073,527 in the same nine months of 2006 or 30.5% of revenues. Increased margins were primarily attributable to Ace retaining a sales coach to assist its sales representatives with techniques to sell products at higher prices as trusted advisors. Gross profit will vary period-to-period depending upon a number of factors including the mix of items sold, pricing of the items, costs of freight which are passed onto our customers and the volume of product sold.

Selling, general, and administrative expenses were $869,277 in the three months ended September 30, 2007 compared to $459,791 in the same three months of 2006. Selling, general, and administrative expenses were $2,004,185 in the nine months ended September 30, 2007 compared to $1,330,275 in the same nine months of 2006. Such costs include payroll and related expenses, commissions, insurance, rents, professional, consulting and public awareness fees. For the three months ended September 30, 2007, the overall increase of $409,486 was primarily due to a $99,420 increase in salaries, commissions and other compensation paid to our employees to sustain our growth and a $280,865 increase in stock based compensation. For the nine months ended September 30, 2007, the overall increase of $673,910 was primarily due to a $290,569 increase in salaries, commissions and other compensation paid to our employees to sustain our growth, one time cash fees for public awareness/investor relations of approximately $45,000 and a $267,719 increase in stock based compensation.

For the three months ended September 30, 2007 we incurred a loss before income taxes of $275,164 as compared to a loss before income taxes of $19,286 for the same three months in 2006. The increase in the pre-tax loss for the three month period ended September 30, 2007 as compared to the comparable period in 2006 is primarily attributable to an increase in stock based payments (non-cash) of approximately $281,000, which was as a result of grants to certain officers of the Company for a bonus in connection with extension of employment contracts. For the nine months ended September 30, 2007 we incurred a loss before income taxes of $535,710 as compared to a loss before income taxes of $254,767 for the same nine months in 2006. The increase in the pre-tax loss for the nine month period ended September 30, 2007 as compared to the comparable period in 2006 is primarily attributable to an increase in stock based payments (non-cash) of approximately $268,000, which was as a result of grants to certain officers of the Company for a bonus in connection with extension of employment contracts. It also includes a one time cash fee for public awareness/investor relations of approximately $45,000.

Our results of operations for the three and nine months ended September 30, 2007 were significantly impacted as a result of a non-recurring (non-cash) stock option grant to certain officers of the Company in consideration of extending their employment contract. The option grant resulted in a charge of approximately $260,000 to the three and nine month periods ended September 30, 2007. Our stock-based payments to employees and consultants can vary period to period based upon the terms of the underlying grants. For comparison purposes, the three months ended September 30, 2007 and 2006, income before income taxes, excluding stock-based payments of $303,686 and $22,821, was $28,522 and $3,535, respectively, and for the nine months ended September 30, 2007 and 2006, (loss) before income taxes, excluding stock-based payments of $354,853 and $87,134, was ($108,857) and ($167,633), respectively.

No benefit for income taxes is provided for in 2007 and 2006 due to the full valuation allowance on the net deferred tax assets as a result of the uncertainty of the future realization of deferred tax assets. As a result our pre-tax loss and net loss are the same.

LIQUIDITY AND CAPITAL RESOURCES

The Company had cash and cash equivalents of $938,506 at September 30, 2007. Cash used by operating activities for the nine months ended September 30, 2007 was $(388,544). This resulted primarily from a net loss of $(537,710), an increase in accounts receivable of $(283,271) and an increase in accounts payable and accrued expenses of $127,439 partially offset by stock based payments of $354,853.

The Company had cash and cash equivalents of $1,299,928 at September 30, 2006. Cash used by operating activities for the nine months ended September 30, 2006 was $(298,977). This resulted primarily from a net loss of $(254,767), an increase in accounts receivable of $(61,399), decrease in customer deposits of $(98,000), offset by an increase in accounts payable and accrued expenses of $73,522 and stock based compensation of $87,135.

      For 2006, net cash was used in operating activities of $(466,041) substantially due to our net loss of $(481,026), increased by a reduction in customer deposits of $98,000 and partially offset by non-cash stock based compensation of $109,959. For 2006, net cash of $1,420,937 was provided by financing activities due to proceeds from a private placement of our Common Stock and Class C Common Stock Purchase Warrants. During 2005, net cash was used in operating activities of $252,040. This was primarily due to net loss of $(694,809) and an increase in accounts receivable of $408,452, partially offset by a non-cash stock-based compensation charge of $489,421 and increases in liabilities and customer deposits of $211,171 and $98,000, respectively. During 2005, net cash of $11,010 was used in investing activities to purchase property and equipment. During 2005, net cash of $95,000 was provided from financing activities due to the sale of our common stock and warrants.

      Our company commenced operations in 1998 and was initially funded by our three founders, each of whom has made demand loans to our Company that have been repaid. Since 1999, we have relied on equity financing and borrowings from outside investors to supplement our cash flow from operations.

      We anticipate that our future liquidity requirements will arise from the need to finance our accounts receivable and inventories, hire additional sales persons, capital expenditures and possible acquisitions. The primary sources of funding for such requirements will be cash generated from operations, raising additional capital from the sale of equity or other securities and borrowings under debt facilities which currently do not exist. We believe that we can generate sufficient cash flow from these sources to fund our operations for at least the next fifteen months.

2006 FINANCING

      We recently engaged Brookshire Securities Corporation, a licensed broker-dealer and member of the NASD, to act as Placement Agent to raise financing for our company through the sale of our unregistered securities solely to "accredited investors" as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended.

      Pursuant to the offering, we raised gross proceeds of $1,665,250 from the sale of Units. Each Unit consisted of 60,000 shares of our Common Stock and Class C Warrants to purchase 30,000 shares of Common Stock at an offering price of $105,000 per Unit. We had the right to sell fractional Units, but not fractional shares or fractional Class C Warrants. The Class C Warrants are exercisable at $1.75 per share at anytime from the date of issuance through the earlier of June 30, 2009 or the redemption date of the Class C Warrants, whichever is earlier.

      Each Class C Warrant may be redeemed by us at a redemption price of $.001 per Warrant, on at least 30 days prior written notice (the "Redemption Date'), at anytime after the average closing sales price of our Common Stock as reported in the Over-the-Counter Market OTC Electronic Bulletin Board, NASDAQ or if listed on a national securities exchange, equals or exceeds $3.00 per share for a period of 20 consecutive trading days ending within 10 days prior to the date of the notice of redemption is mailed or otherwise delivered by us to each holder of Class C Warrants. All investors who purchased Units in the Offering have the following additional rights:

  o REGISTRATION RIGHTS - On December 21, 2006, we obtained an effective Registration Statement to register the resale of 951,575 shares of our Common Stock and 475,788 shares of our Common Stock underlying a like number of Class C Warrants. This prospectus updates the information included in the original Registration Statement.

  o ANTI-DILUTION PROTECTION - In the event we seek to raise money on a capital raise transaction during the period commencing on October 30, 2006 and terminating on the earlier of 24 months from that date or 12 months from the initial effective date (i.e. December 21, 2006) of the Registration Statement (the "Covered Period") and we sell shares of our Common Stock or issue options or warrants at a price below $1.75 per share during the Covered Period, the investors in the Offering will have the following anti-dilution protection during the Covered Period:

            "MOST FAVORED NATION PROVISION - Purchasers of Units sold by the Company during the Covered Period may elect at the time of each capital raise transaction by us to exchange their unsold Units multiplied by $105,000 per Unit in exchange for an equivalent amount of our securities offered in any new capital raise transaction based upon the new terms offered by us. A capital raise transaction shall not include the issuance of securities to officers, directors, employees, advisors or consultants or securities issued in connection with acquisitions, consolidations or mergers."

      Pursuant to the Offering, we sold 951,575 shares of our Common Stock and Class C Warrants to purchase 475,788 shares of our Common Stock. We also issued to the Placement Agent 139,680 shares of Common Stock and five-year Warrants to purchase 95,160 shares of Common Stock exercisable at $1.00 per share. Exemption from registration is claimed under Rule 506 of Regulation d promulgated under
Section 4(2) of the Securities Act.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

      On September 15, 2006 the Financial Accounting Standards Board ("FASB") issued Statement No. 157, FAIR VALUE MEASUREMENTS. The Statement provides guidance for using fair value to measure assets and liabilities. This Statement references fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. The Statement applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The Statement does not expand the use of fair value in any new circumstances. It is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS No. 157 is not expected to have a material impact on our financial statements.

      In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides a guidance on de-recognition, classification interest and penalties, accounting in interim periods, disclosure and transition. The adoption of FIN 48 on January 1, 2007 did not have a material impact on the Company's financial statements.

                        DIRECTORS AND EXECUTIVE OFFICERS

      Our Board of Directors which is currently comprised of three members. Each director holds office until the next annual meeting of shareholders or until a successor is elected or appointed. The members of our Board of Directors and our executive officers and their respective age and position are as follows:

      The names, ages and principal occupations of our present officers and directors are listed below.

                                      First Became Director
      Name (1)               Age          And/or Officer                 Position
      --------               ---          --------------                 --------

      Dean Julia              39                1998           Chief Executive Officer/ Secretary/
                                                               Treasurer/Director/Co-Founder
      Michael Trepeta         35                1998           President/Director/Co-Founder
      Scott Novack            39                1998           Director/Co-Founder
      Sean McDonnell          40                2005           Chief Financial Officer

----------
(1) Directors are elected at the annual meeting of stockholders and hold office until the following annual meeting.

      The terms of all officers expire at the annual meeting of directors following the annual stockholders meeting. Officers serve at the pleasure of the Board and may be removed, either with or without cause, by the Board of Directors, and a successor elected by a majority vote of the Board of Directors, at any time.

MANAGEMENT TEAM

      Our officers, directors and founders each have experience in the development of early stage companies including business strategies, products and services and financing.

DEAN L. JULIA

      Mr. Julia holds a Bachelor of Business Administration from Hofstra University received in 1990. Since that time, Mr. Julia has been associated with various broker/dealers as a stockbroker where he was involved in the funding of numerous development stage and growth companies. From 1991 to 1996, Mr. Julia served as a Vice President for Reich & Co. From 1993 to 1994, he was Vice President for D. Blech & Co. From 1994 to 1995, he served as a Vice President for GKN Securities; and from 1995 to 1996 he served as Vice President for Rickel & Associates. From September 1996 through February 1998, Mr. Julia served as President and Chief Executive Officer of DLJ Consulting, a financial intermediary consultant for public and private companies. In 1998, Mr. Julia co-founded us and became an officer, director and principal stockholder of our company and a full time employee.

MICHAEL D. TREPETA

      Mr. Trepeta received a Bachelor of Science Degree in Applied Economics and Business Management with a minor in Communications from Cornell University in 1993. Since that time, Mr. Trepeta has been associated with various broker/dealers as a stockbroker where he was involved in the funding of numerous development stage and growth companies. Mr. Trepeta was a Vice President of Investments at Joseph Roberts & Co. in 1994 and a Vice President of Investments at Rickel & Associates from 1995-1996. From September of 1996 through February 1998, he has served as President of MDT Consulting Group, Inc., a corporation contracted by publicly traded companies to serve as a financial intermediary to investment bankers and to assist in developing products, services, and business strategies. In 1998, Mr. Trepeta co-founded us and he became an officer, director and principal owner of our company and a full time employee. SCOTT J. NOVACK

      Mr. Novack holds a Bachelor of Business Administration from Hofstra University received in 1990. From 1993-1994, Mr. Novack was a Vice President at
D. Blech & Co., a New York investment bank specializing in raising venture capital money for early stage companies. From 1994-1995, Mr. Novack was a Vice President at GKN Securities, a New York based investment bank. From 1995-1996, Mr. Novack was a Vice President at Rickel Associates, a New York based investment bank. Mr. Novack was the President of SJN Consulting Group, Inc., a privately held company, from 1996 to 2003. SJN was a corporation contracted by publicly traded companies to serve as a financial intermediary to investment bankers and to assist in developing products, services, and business strategies. Since 2003, Mr. Novack is a private investor who invests for his own account. In 1998, Mr. Novack co-founded us and became a director of our company.

SEAN MCDONNELL

      Sean J. McDonnell, Certified Public Accountant, has been self employed and in private accounting practice since January 1990 handling many different types of business entities and associations. Mr. McDonnell has spent much of his time helping his customers grow their companies and acquire financing for the purchase of buildings and equipment. Prior to starting his own practice, he was employed from 1985 - 1990 as a senior staff member in the accounting firm of Breiner & Bodian CPA's. After graduating from Dowling College in 1984, he was employed by Kenneth Silver C.P.A. from 1984 - 1985. He is currently serving on the boards of the Police Athletic League, North East Youth Sports Association and Sound Beach Soccer Club, Inc. Mr. McDonnell has served as our Chief Financial Officer since January 3, 2005 and currently as an employee, he devotes such time to our affairs as is necessary for the performance of his duties.

Industry Advisor

      In April 2006, we hired Paul S. Pickard as an industry advisor and consultant to our Company. His contract currently runs through April 2009. Paul Pickard's previous experience is in running two of the largest distributors in the promotional products industry and having led the strategic build up of a $1 Billion company. Mr. Pickard most recently served as CEO at American Identity, one of the largest distributors of promotional products, where he expanded the sales force over 25% in less than one year and propelled the company to record earnings. Previously, he led National Pen through a demanding three-year repositioning initiative, where he transformed a vertically integrated pen manufacturing company into a direct marketer of promotional products. This resulted in revenue growing from $100 million to almost $200 million in less than 48 months. Before joining National Pen, Mr. Pickard was one of four executives that lead a strategic build up in the manufactured housing retail business. This build up consisted of seven acquisitions and 14 greenfield start-ups as a $1 billion division of Fleetwood Enterprises. Fleetwood selected Mr. Pickard for the task due to his previous contribution in growing Fleetwood's operations in northern California.

      Mr. Pickard's earlier career was with the Taco Bell Division of PepsiCo, where he was responsible for the Los Angeles market, an information technology department, and a key marketing initiative. He introduced many new products into the Taco Bell system, achieved dramatic cost savings for information technology, and contributed leading-edge ideas to the marketing program. Mr. Pickard began his post-MBA career as a management consultant with McKinsey & Co. Prior to attending business school, he worked for Texas Instruments and Hewlett-Packard in engineering, sales, and strategy development roles. Mr. Pickard holds an M.B.A. with a concentration in Finance and Marketing and a B.S. in Engineering with a major in Mechanical Engineering and Material Science, earning both degrees at Duke University. He currently sits on the board of Luth Research, a market research supplier.

Lack of Committees

      Our Company has no audit, compensation or nominating committees of our board of directors or committees performing similar functions. We are currently seeking to nominate and appoint to the board two independent directors and to form an audit committee consisting of the two independent directors. It is our goal that at least, one of the two independent directors would be deemed a "Financial Expert" within the meaning of Sarbanes-Oxley Act of 2002, as amended.

      Under the National Association of Securities Dealers Automated Quotations definition, an "independent director means a person other than an officer or employee of the Company or its subsidiaries or any other individuals having a relationship that, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The board's discretion in determining director independence is not completely unfettered. Further, under the NASDAQ definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $60,000 during the current or past three fiscal years;
(3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organizations consolidated gross revenues, in any of the most recent three fiscal years; (4) has not (or whose immediate family members have not), over the past three years been employed as an executive officer of a company in which an executive officer of Ace has served on that company's compensation committee; or (5) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years) a partner of Ace's outside auditor.

      The term "Financial Expert" is defined as a person who has the following attributes: an understanding of generally accepted accounting principles and financial statements; has the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the company's financial statements, or experience actively supervising one or more persons engaged in such activities; an understanding of internal controls and procedures for financial reporting; and an understanding of audit committee functions.

      We can provide no assurances that our board's efforts to select two persons to serve as independent directors on the Board of Directors (at least one of which is a "Financial Expert") and on the proposed audit committee will be successful. In the event an audit committee is established, its first responsibility would be to adopt a written charter. Such charter would be expected to include, among other things:

      o being directly responsible for the appointment, compensation and oversight of our independent auditor, which shall report directly to the audit committee, including resolution of disagreements between management and the auditors regarding financial reporting for the purpose of preparing or issuing an audit report or related work;
      o annually reviewing and reassessing the adequacy of the committee's formal charter;
      o reviewing the annual audited financial statements with our management and the independent auditors and the adequacy of our internal accounting controls;
      o reviewing analyses prepared by our management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
      o     reviewing the independence of the independent auditors;
      o reviewing our auditing and accounting principles and practices with the independent auditors and reviewing major changes to our auditing and accounting principles and practices as suggested by the independent auditor or its management;
      o reviewing all related party transactions on an ongoing basis for potential conflict of interest situations; and
      o all responsibilities given to the audit committee by virtue of the Sarbanes-Oxley Act of 2002, which was signed into law by President George W. Bush on July 30, 2002.

           OWNERSHIP OF SECURITIES BY BENEFICIAL OWNER AND MANAGEMENT

      As of November 15, 2007, the Company had outstanding 8,026,615 shares of Common Stock. The only persons of record who presently hold or are known to own (or believed by the Company to own) beneficially more than 5% of the outstanding shares of such class of stock is listed below. The following table also sets forth certain information as to holdings of the Company's Common Stock of all officers and directors individually, and all officers and directors as a group.

-------------------------------------------------- ------------------------- -----------------------

      NAME AND ADDRESS OF BENEFICIAL OWNER (1)         NUMBER OF COMMON            APPROXIMATE
                                                            SHARES                 PERCENTAGE
-------------------------------------------------- ------------------------- -----------------------
OFFICERS AND DIRECTORS:
-------------------------------------------------- ------------------------- -----------------------

-------------------------------------------------- ------------------------- -----------------------
Scott Novack
457 Rockaway Avenue
Valley Stream, NY 11583                                     1,052,402                  13.1
-------------------------------------------------- ------------------------- -----------------------

-------------------------------------------------- ------------------------- -----------------------
Michael D. Trepeta
457 Rockaway Avenue
Valley Stream, NY 11583(2)                                  1,516,402                  17.8
-------------------------------------------------- ------------------------- -----------------------
Dean L. Julia
457 Rockaway Avenue
Valley Stream, NY 11583 (2)                                 1,486,901                  17.5
-------------------------------------------------- ------------------------- -----------------------

-------------------------------------------------- ------------------------- -----------------------
Sean McDonnell
457 Rockaway Avenue
Valley Stream, NY 11583 (3)                                    50,000                    .6
-------------------------------------------------- ------------------------- -----------------------

-------------------------------------------------- ------------------------- -----------------------
All Directors and Officers as a
Group (four persons) (4)                                    4,085,705                  45.3
-------------------------------------------------- ------------------------- -----------------------

-------------------------------------------------- ------------------------- -----------------------
Glenwood Capital Corporation
2070 South Hibiscus Drive
North Miami Beach, FL 33181 (5)                             1,245,002                  15.3
-------------------------------------------------- ------------------------- -----------------------
Domenico Iannucci
One Windsor Drive
Muttontown, NY 11753 (6)                                      789,660                   9.7
-------------------------------------------------- ------------------------- -----------------------

---------------
(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and is generally determined by voting powers and/or investment powers with respect to securities. Unless otherwise noted, all of such shares of common stock listed above are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them. Such person or entity's percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity, which are exercisable within sixty (60) days from the date hereof, have been exercised or converted as the case may be, but not for the purposes of determining the number of outstanding shares held by any other named beneficial owner.

(2) Includes options to purchase 500,000 shares. Excludes options to purchase 100,000 shares which will vest in December 2008.

(3)   Includes options to purchase 50,000 shares.

(4)   Includes options to purchase 1,000,000 shares.

(5) Includes 1,079,032 shares and 50,000 Class B Warrants owned by Glenwood Capital and 73,880 shares owned by Peter S. Chung. [NEED UPDATED INFORMATION FROM PETER TO CORRECT NOTES AND CHART.]

(6) Includes 339,660 shares of Common Stock, Class A Warrants to purchase 300,000 shares and Class B Warrants to purchase 50,000 shares and includes options to purchase 100,000 shares.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS.

      The following summary information is as of September 30, 2007 and relates to our 2005 Plan described elsewhere herein pursuant to which we have granted options to purchase our common stock:

------------------------ ---------------------------- --------------------- ---------------------------
                          (a)                          (b)                   (c)
------------------------ ---------------------------- --------------------- ---------------------------

                                                                             Number of securities
                                                                             remaining available for
                          Number of shares of          Weighted average      future issuance under
                          common stock to be issued    exercise price of     equity compensation plans
                          upon exercise                outstanding           (excluding shares
Plan category             of outstanding options       options               reflected in column (a)

------------------------ ---------------------------- --------------------- ---------------------------
Equity compensation
Plans                            2,221,222                   1.18                    1,778,778
------------------------ ---------------------------- --------------------- ---------------------------

(1) Options exercisable at September 30,2007 include 1,652,247 shares with a weighted average exercise price of $1.13 per share and aggregate intrinsic value of $93,945.

                             EXECUTIVE COMPENSATION

      The following table sets forth the overall compensation earned over the fiscal year ended December 31, 2006 by (1) each person who served as the principal executive officer of the Company during fiscal year 2006; (2) the Company's most highly compensated (up to a maximum of two) executive officers as of December 31, 2006 with compensation during fiscal year 2006 of $100,000 or more; and (3) those two individuals, if any, who would have otherwise been in included in section (2) above but for the fact that they were not serving as an executive of the Company as of December31, 2006.

                                                                        SALARY COMPENSATION
                                                            ---------------------------------------
                                                                       NON-EQUITY      NONQUALIFIED
NAME AND                                                     OPTIONS   INCENTIVE PALN  DEFFERED      ALL OTHER
PRINCIPAL            FISCAL                BONUS   STOCK     AWARDS    COMPENSATION    COMPENSATION  COMPENSATION
POSITION              YEAR    SALARY ($)    ($)    AWARDS    ($)(1)    ($)             EARNINGS ($)  ($)(2)(3)         TOTAL ($)
-------------------  ------  ------------ ------- --------  ---------  --------------  ------------  -------------  --------------
Dean L. Julia         2006     $164,000     --         --   $  16,667   --                   --       $    15,600    $    196,267
Chief Executive
 Officer

Michael D. Trepeta    2006     164,000      --         --   $  16,667   --                   --       $    15,387    $    196,054
President

(1) Reflects dollar amount expensed by the company during applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R. FAS 123R requires the company to determine the overall value of the options as of the date of grant based upon the Black-Scholes method of valuation, and to then expense that value over the service period over which the options become exercisable (vest). As a general rule, for time-in-service-based options, the company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option. For a description FAS 123 R and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the financial statements included with this Form 10-KSB.

(2) Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any "gross-ups" or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the named executive officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(3) Includes compensation for service as a director described under Director Compensation, below.

      For a description of the material terms of each named executive officers' employment agreement, including the terms of the terms of any common share purchase option grants, see that section of this Form 10-KSB captioned "Employment Agreements."

      No outstanding common share purchase option or other equity-based award granted to or held by any named executive officer in 2006 were repriced or otherwise materially modified, including extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined, nor was there any waiver or modification of any specified performance target, goal or condition to payout.

      For a description of the material terms of any contract, agreement, plan or other arrangement that provides for any payment to a named executive officer in connection with his or her resignation, retirement or other termination, or a change in control of the company see "Employment Agreements".

EXECUTIVE OFFICER OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

      The following table provides certain information concerning any common share purchase options, stock awards or equity incentive plan awards held by each of our named executive officers that were outstanding as of December 31, 2006.

                                 OPTION AWARDS                                                     STOCK AWARDS
--------------------------------------------------------------------------------  -------------------------------------------------
                                                                                                          EQUITY
                                                                                                          INCENTIVE   EQUITY
                                                                                                          PLAN        INCENTIVE
                                                                                                          AWARDS:     PLAN
                                          EQUITY                                                          NUMBER      AWARDS:
                                          INCENTIVE                                                       OF          MARKET OR
                                          PLAN                                                            UNEARNED    PAYOUT
                                          AWARDS;                                              MARKET     SHARES,     VALUE OF
           NUMBER OF      NUMBER OF       NUMBER OF                               NUMBER OF    VALUE OF   UNITS OR    UNEARNED
           SECURITIES     SECURITIES      SECURITIES                              SHARES OF    SHARES OR  OTHER       SHARES,
           UNDERLYING     UNDERLYING      UNDERLYING                              UNITS OF     UNITS OF   RIGHTS      UNITS OR
           UNEXERCISED    UNEXERCISED     UNEXERCISED    OPTION      OPTION       STOCK THAT   STOCK      THAT HAVE   OTHER RIGHTS
           OPTIONS(#)     OPTIONS(#)      UNEARNED       EXERCISE    EXPIRATION   HAVE NOT     HAVE NOT   NOT         THAT HAVE NOT
NAME       EXERCISABLE    UNEXERCISABLE   OPTIONS (#)    PRICE ($)   DATE         VESTED (#)   VESTED     VESTED      VESTED
---------  ------------  --------------  -------------  ----------  ------------  ----------  ----------  ----------  -------------
Dean L.
 Julia     250,000       --              --             $   1.00    01/03/15      --          --          --          --
 (1)       100,000       100,000                        $   1.20    12/28/15

 Michael D.
 Trepeta     250,000     --              --             $   1.00    01/03/15      --          --          --          --
 (1)         100,000     100,000                        $   1.20    12/28/15

--------------

(1) Common share purchase options to acquire 250,000 shares of common stock at $1.00 per share were granted on January 3, 2005. These options were fully exercisable (vested) upon grant. Options granted on December 28, 2005 vest and are exercisable immediately as to one-half of the options and the balance shall vest and become exercisable on December 28, 2008. All options contain cashless exercise provisions.

EMPLOYMENT AGREEMENTS

      Each of the following executive officers is a party to an employment agreement with the Company.

NAME                    POSITION                        ANNUAL SALARY(1)      BONUS (2)
Dean L. Julia           Chief Financial Officer         $ 188,000             Annual bonuses of at least 5% of pre-tax earnings
Michael Trepeta         President                       $ 188,000             Annual bonuses of at least 5% of pre-tax earnings

----------

(1) Annual salary is for 2007. Compensation of each executive officer named in the table above has his monthly base salary increased by $2,000 each subsequent March 1st during the term of the agreement and any extensions thereof. The current monthly base salary of $14,000 increased to $16,000 on March 1, 2007.

(2) Annual bonuses are paid by us by the last business day of March for the preceding calendar (fiscal) year, except in the event of termination prior to the end of any fiscal year (other than termination for cause), a pro rata portion of the annual bonus shall be paid within 30 days of termination.

      A summary of each Executive's employment agreement, as amended, is as follows:

      Each employment agreement, as amended, expires on February 29, 2011. The Agreement shall be automatically renewed for a period of two years thereafter unless the Executive gives 60 days prior written notice of his intention not to renew this Agreement prior to the end of the initial Term. Each employment agreement may not be terminated without cause. However, it may be terminated at any time by the Executive upon written three-month notice. In such event, the Company shall be relieved of all of its obligations under the Agreement, except for payment of the Executive's Base Salary and Annual Bonus earned and unpaid through the effective date of termination, those obligations with respect to indemnification and director and officer insurance and severance pay as described below.

      We may terminate the Executive's employment for cause ("Cause") as defined in the Agreement. In the event this Agreement is terminated for cause, the Executive's Base Salary and any unearned Annual Bonus, severance pay and all benefits shall terminate immediately upon such discharge, and we shall have no further obligations to the Executive except for payment and reimbursement for any monies due which right to payment or reimbursement accrued prior to such termination.

      We may terminate this Agreement upon the disability as defined in the Agreement or death of the Executive by giving written notice to the Executive. In the case of disability, such termination will become effective immediately upon the giving of such notice unless otherwise specified by us. Upon any such termination, we shall be relieved of all our obligations under the Executive's employment, except for payment of the Executive's Base Salary and Annual Bonus earned and unpaid through the effective date of termination and severance pay.

      We have agreed to defend and indemnify each Executive in his capacity as an officer against all claims, judgments, damages, liabilities, costs and expenses (including reasonable attorney's fees) arising out of, based upon, or related to his performance of services to us, to the maximum extent permitted under law. We will also use our reasonable best efforts to include each Executive as an insured under all applicable directors' and officers' liability insurance policies maintained by us.

      Each Executive is also entitled to the following additional benefits:

      o $2,000 per month pay raise on each March 1 during the term of the Agreement and any extension thereof;
      o The annual grant on March 1 of each year of ten-year stock options to purchase 50,000 shares at an exercise price equal to the then fair market value of our common stock as determined by the Board. On December 28, 2005, Messrs. Trepeta and Julia each agreed to amend their employment contracts to eliminate the automatic annual grant of options in consideration of the grant of ten year options to purchase 200,000 shares exercisable at $1.20 per share, with one-half immediately vested and the other half to vest on December 28, 2008 irrespective of employment or termination thereof; Pursuant to a three-year extension of their employment agreements, the automatic grant of 50,000 options at fair market value on each anniversary date of the contract will recommence on March 1, 2008. A signing bonus was paid to each executive consisting of options to purchase 150,000 shares, fully vested at the date of grant and exercisable at $1.20 per share at any time through August 22, 1017;
      o Election to the Board of Directors and during the term of employment, the Board's nomination for re-election to the Board;
      o Paid disability insurance and term life insurance for the benefit of each Executive's family in an amount fixed by the Board at a cost not to exceed $10,000 per annum;
      o     Use of company automobile with all related costs paid for by us;
      o     Health insurance;
      o     Right to participate in any pensions of our company;

      o Termination pay of one-year base salary based upon the scheduled annual salary of each executive officer for the next contract year, plus the amount of bonuses paid or entitled to be paid to the executive for the current fiscal year or the preceding fiscal year, whichever is higher;
      o     Health insurance; and
      o     Right to participate in any pensions of our company.

                              CORPORATE GOVERNANCE

BOARD OF DIRECTORS

BOARD MEMBERS WHO ARE DEEMED INDEPENDENT

      Our board of directors has determined that none of our directors are "independent" as that term is defined by the National Association of Securities Dealers Automated Quotations ("NASDAQ"). See "Lack of Committees" for the NASDAQ definition of "Independent Director."

DIRECTOR COMPENSATION

STOCK OPTIONS

      Stock options and equity compensation awards to our non-employee / non-executive director are at the discretion of the Board. To date, no options or equity awards have been made to our non-employee / non-executive director.

CASH COMPENSATION

      Our non-employee / non-executive director is eligible to receive a fee of $500 to be paid for attending each Board meeting; however, no fees were paid in 2006.

TRAVEL EXPENSES

      All directors shall be reimbursed for their reasonable out of pocket expenses associated with attending the meeting.

DIRECTOR COMPENSATION

      The following table shows the overall compensation earned for the 2006 fiscal year with respect to each non-employee and non-executive director as of December 31, 2006.


                                                                  DIRECTOR COMPENSATION
                         ------------------------------------------------------------------------------------------------------
                          FEES
                          EARNED                                               NONQUALIFIED
NAME AND                  OR PAID                                              DEFERRED
PRINCIPAL                 IN CASH    STOCK        AWARDS ($)   COMPENSATION    COMPENSATION    COMPENSATION ($)
POSITION                  ($)        AWARDS ($)   (1)          ($) (2)         EARNINGS ($)    (3)                  TOTAL ($)
-----------------------  ---------  -----------  -----------  --------------  ---------------  -----------------  -------------
Scott Novack, Director      --          --            --            --              --                 --               --

-----------------

(1) Reflects dollar amount expensed by the company during applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R. FAS 123R requires the company to determine the overall value of the options as of the date of grant based upon the Black-Scholes method of valuation, and to then expense that value over the service period over which the options become exercisable (vest). As a general rule, for time-in-service-based options, the company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option. For a description FAS 123 R and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the financial statements included with this prospectus.

(2)   Excludes awards or earnings reported in preceding columns.

(3) Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any "gross-ups" or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the director; (vii) any consulting fees earned, or paid or payable; (viii) any annual costs of payments and promises of payments pursuant to a director legacy program and similar charitable awards program; and (ix) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

2005 EMPLOYEE BENEFIT AND CONSULTING SERVICES COMPENSATION PLAN

      On January 3, 2005, our company established an Employee Benefit and Consulting Services Compensation Plan (the "2005 Plan") covering 2,000,000 shares, which 2005 Plan was ratified by our stockholders on February 9, 2005. On August 12, 2005, the company's stockholders approved a 2,000,000 share increase in the 2005 Plan to 4,000,000 shares.

ADMINISTRATION

      Our board of directors administers the 2005 Plan, has the authority to determine and designate officers, employees, directors and consultants to whom awards shall be made and the terms, conditions and restrictions applicable to each award (including, but not limited to, the option price, any restriction or limitation, any vesting schedule or acceleration thereof, and any forfeiture restrictions). The board may, in its sole discretion, accelerate the vesting of awards.

TYPES OF AWARDS

      The 2005 Plan is designed to enable us to offer certain officers, employees, directors and consultants of us and our subsidiaries equity interests in us and other incentive awards in order to attract, retain and reward such individuals and to strengthen the mutuality of interests between such individuals and our stockholders. In furtherance of this purpose, the 2005 Plan contains provisions for granting non-statutory stock options and incentive stock options and common stock awards.

      STOCK OPTIONS. A "stock option" is a contractual right to purchase a number of shares of common stock at a price determined on the date the option is granted. An incentive stock option is an option granted under the Internal Revenue Code of 1986 to our employees with certain tax advantages to the grantee over non-statutory stock options. The option price per share of common stock purchasable upon exercise of a stock option and the time or times at which such options shall be exercisable shall be determined by the Board at the time of grant. Such option price in the case of incentive stock options shall not be less than 100% of the fair market value of the common stock on the date of grant and may be granted below fair market value in the case of non-statutory stock options. Incentive stock options granted to owners of 10% or more of our common stock must be granted at an exercise price of at least 110% of the fair market value of our common stock and may not have a term greater than five years. Also, the value of incentive options vesting to any employee cannot exceed $100,000 in any calendar year. The option price of our options must be paid in cash, money order, check or common stock of the company. The non-statutory stock options may also contain at the time of grant, at the discretion of the board, certain other cashless exercise provisions. These cashless exercise provisions are included in the currently outstanding non-statutory stock options granted by the board.

      Options shall be exercisable at the times and subject to the conditions determined by the Board at the date of grant, but no option may be exercisable more than ten years after the date it is granted. If the optionee ceases to be an employee of our company for any reason other than death, any incentive stock option exercisable on the date of the termination of employment may be exercised for a period of thirty days or until the expiration of the stated term of the option, whichever period is shorter. In the event of the optionee's death, any incentive stock option exercisable at the date of death may be exercised by the legal heirs of the optionee from the date of death until the expiration of the stated term of the option or six months from the date of death, whichever event first occurs. In the event of disability of the optionee, any incentive stock options shall expire on the stated date that the Option would otherwise have expired or 12 months from the date of disability, whichever event first occurs. The termination and other provisions of a non-statutory stock option shall be fixed by the board of directors at the date of grant of each respective option.

      COMMON STOCK AWARD. Common stock awards are shares of common stock that will be issued to a recipient at the end of a restriction period, if any, specified by the board if he or she continues to be an employee, director or consultant of us. If the recipient remains an employee, director or consultant at the end of the restriction period, the applicable restrictions will lapse and we will issue a stock certificate representing such shares of common stock to the participant. If the recipient ceases to be an employee, director or consultant of us for any reason (including death, disability or retirement) before the end of the restriction period unless otherwise determined by the board, the restricted stock award will be terminated.

AWARDS

      As of December 31, 2006, the Company has granted non-statutory stock options to purchase 1,961,222 shares of the company's common stock which are currently outstanding at exercise prices ranging from $1.00 per share to $ 2.50 per share, exclusive of options which have been cancelled since the date of grant. The board has granted options with varying terms.

      It is not possible to predict the individuals who will receive future awards under the Plan or the number of shares of Common Stock covered by any future award because such awards are wholly within the discretion of the Board. The table below contains information as of September 30, 2007 on the known benefits provided to certain persons and group of persons under the Plan.

   ---------------------------------------------------- -------------------- --------------------- --------------------------
                                                                                                     VALUE OF UNEXERCISED
                                                          NUMBER OF SHARES     RANGE OF EXERCISE          OPTIONS AT
                                                         SUBJECT TO OPTIONS   PRICE ($) PER SHARE    SEPTEMBER 30, 2007 (1)
   ---------------------------------------------------- -------------------- --------------------- --------------------------

   ---------------------------------------------------- -------------------- --------------------- --------------------------
   Dean L. Julia, Chief Executive Officer                        600,000         $1.00 - $1.20            $   60,000
   ---------------------------------------------------- -------------------- --------------------- --------------------------
   Michael D. Trepeta, President                                 600,000         $1.00 - $1.20                60,000
   ---------------------------------------------------- -------------------- --------------------- --------------------------
   Sean McDonnell, Chief Financial officer                        50,000         $1.00                         5,000
   ---------------------------------------------------- -------------------- --------------------- --------------------------
   Three Executive Officers As a group                         1,250,000         $1.00 - $1.20               125,000
   ---------------------------------------------------- -------------------- --------------------- --------------------------
   Non-Executive Officer, Employees and Consultants              971,222         $1.00-$ 2.50             $   21,263
   ---------------------------------------------------- -------------------- --------------------- --------------------------

----------

(1) Value is normally calculated by multiplying (a) the difference between the market value per share at period end (i.e. $1.10 based upon a last sale on September 30, 2007) and the option exercise price by (b) the number of shares of Common Stock underlying the option.

ELIGIBILITY

      Our officers, employees, directors and consultants of Ace and our subsidiaries are eligible to be granted stock options, and common stock awards.

TERMINATION OR AMENDMENT OF THE 2005 PLAN

      The board may at any time amend, discontinue, or terminate all or any part of the 2005 Plan, provided, however, that unless otherwise required by law, the rights of a participant may not be impaired without his or her consent, and provided that we will seek the approval of our stockholders for any amendment if such approval is necessary to comply with any applicable federal or state securities laws or rules or regulations.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The transaction described in paragraph (i) below was approved by the Board of directors and was an arms-length transaction which did not involve a director or executive officer of our company. The transactions described in paragraph
(ii) below were approved by the Board of Directors based upon obtaining at least three competitive quotes and Mr. Trepeta's wife being the best price. The transactions described in paragraphs (i) and (ii) were on terms to us that are at least as favorable as the terms we could have obtained from an unaffiliated party.

RELATED PARTY TRANSACTIONS

      (i) On August 5, 2002, we issued to David McCooey, who is currently the beneficial owner of 5.0% of our outstanding shares of common stock, a debenture in the principal amount of $25,000 originally convertible at $1.50 per share. The debenture bore interest at the rate of 10% per annum. On January 13, 2005, we agreed with Mr. McCooey to convert his $25,000 of principal and accrued interest thereon of $6,076, which payments were in arrears, into 31,076 shares of our common stock at a conversion price of $1.00 per share.

      (ii) Mr. Trepeta's wife has a company which is a candle supplier. From time-to-time, we have in the past and may in the future purchase candle supplies from her company. During 2004, 2005 and 2006, we purchased a total of $20,471, $10,313 and $8,657, respectively, from her company.

      In the future, we expect to have one or more members of our Board be independent directors of our company. It is anticipated that future transactions between us and our executive officers and directors and other affiliated parties will be approved by the then disinterested members of the Board and, if not a majority of the Board, then by our independent director(s) through a committee appointed by the Board.

OTHER TRANSACTIONS

      In 2006, we engaged Brookshire Securities Corporation, a licensed broker-dealer and member of the NASD, to act as Placement Agent to raise financing for our company through the sale of our unregistered securities solely to "accredited investors" as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended. Pursuant to the offering, we raised gross proceeds of $1,665,250 from the sale of Units. Each Unit consisted of 60,000 shares of our Common Stock and Class C Warrants to purchase 30,000 shares of Common Stock at an offering price of $105,000 per Unit.

      Pursuant to the Offering, we sold 951,575 shares of our Common Stock and Class C Warrants to purchase 475,788 shares of our Common Stock. We also issued to the Placement Agent 139,680 shares of Common Stock and five-year Warrants to purchase 95,160 shares of Common Stock exercisable at $1.00 per share. We have agreed to file a Registration Statement with the Securities and Exchange Commission within 60 days of October 30, 2006 (automatically extended to 120 days if we have executed an agreement to acquire the stock or assets of another promotional product distributor), to provide for the resale by purchasers of Units of the shares of Common Stock and the Warrant Shares issuable upon exercise of the Class C Warrants under the Securities Act. We have agreed to use our best efforts to have the Registration Statement declared effective as soon as possible after filing and we have agreed to obtain an effective Registration Statement within 210 days of October 30, 2006, subject to a 30-day extension if the Registration Statement receives a "full review" from the Commission. These intervals would be extended by 30 days if fiscal year end audited financial statements would be required, and which were not issued prior to the closing. If the Registration Statement is not effective within the aforementioned time parameters, we will pay liquidated damages in cash or, at our discretion, in Common stock (based upon the fair market value of our Common Stock) equal to 1% of the amount invested to each investor for each subsequent 30-day period that we fail to have an effective Registration Statement, up to a maximum of 9%. In the event the SEC establishes policy preventing the use of or prohibiting the effectiveness of a registration statement, and the Registration Statement is still pending with liquidated damages accruing, we shall be responsible for said damages up to the date of the policy change. We have agreed to use our best efforts to maintain the effectiveness of the registration statement until the earlier of five years from October 30, 2006, the final closing date of the Offering or until the Shares and Warrant Shares may be sold pursuant to provisions of Rule 144(k) without volume limitations. Any registration costs (other than costs of counsel to subscribers or commissions related to the sales of the Shares and Warrant Shares) will be paid by us.

      In the event we seek to raise money on a capital raise transaction during the period commencing on October 30, 2006 and terminating on the earlier of 24 months from that date or 12 months from the initial effective date of the Registration Statement (the "Covered Period") and we sell shares of our Common Stock or issue options or warrants at a price below $1.75 per share during the Covered Period, the investors in the Offering will have the following anti-dilution protection during the Covered Period:

            "MOST FAVORED NATION PROVISION - Purchasers of Units sold by Ace Marketing during the Covered Period may elect at the time of each capital raise transaction by us to exchange their unsold Units multiplied by $105,000 per Unit in exchange for an equivalent amount of our securities offered in any new capital raise transaction based upon the new terms offered by us. A capital raise transaction shall not include the issuance of securities to officers, directors, employees, advisors or consultants or securities issued in connection with acquisitions, consolidations or mergers."

                            SELLING SECURITY HOLDERS

      The following table provides certain information with respect to the selling security holders' beneficial ownership of our common stock as of varioue dates in October 2007, and as adjusted to give effect to the sale of all of the shares offered hereby. None of the selling security holders is an affiliate of Ace Marketing, and none of them has had a material relationship with us during the past three years. See "Plan of Distribution." The selling security holders possess sole voting and investment power with respect to the securities shown. Robert H. Marshall, a selling security holder, is affiliated with a broker/dealer and is an underwriter. Mr. Marshall purchased his shares as an investor and at the time of his purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute his shares. Whether a shareholder beneficially owns a security is determined by Rule 13d-3(a) of the Exchange Act. Rule 13d-3(a) provides that a beneficial owner includes: "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i).Voting power which includes the power to vote, or to direct the voting of, such security; and/or, (ii) Investment power which includes the power to dispose, or to direct the disposition of, such security." Lastly, Rule 13d-3(a) provides that a "person shall be deemed to be the beneficial owner of a security... if that person has the RIGHT to acquire beneficial ownership of such security, as defined in Rule 13d-3(a)...within sixty days, including but not limited to any right to acquire...through the conversion of a security ...."

---------------------------------- ------------------- ----------------- ---------------- -------------------
                                          SHARES            MAXIMUM           SHARES           % SHARES
                                       BENEFICIALLY         SHARES            OWNED          BENEFICIALLY
NAME OF EACH                           OWNED PRIOR        OFFERED IN          AFTER              OWNED
SELLING STOCKHOLDER                    TO OFFERING         OFFERING          OFFERING        BEFORE /AFTER
---------------------------------- ------------------- ----------------- ---------------- -------------------
                                                                                  -
---------------------------------- ------------------- ----------------- ---------------- -------------------
ROBERT H. MARSHALL                       131,000            90,000             41,000            1.6 / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
KENNETH A. SEBREE                         45,000            45,000               -0-              * / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
STERNE AGEE & LEACH INC.
C/F FLORENCE NELSON ROTH IRA              31,000            22,500              8,500             * / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
STERNE AGEE & LEACH INC.
C/F WENDELL FAIRBANKS IRA                 45,000            45,000               -0-               * /
---------------------------------- ------------------- ----------------- ---------------- -------------------
WILLIAM KEY                               90,000            90,000               -0-             1.1 / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
WILLIAM F. LOFTUS                         45,000            45,000               -0-              * / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
LEON F. SOOTIN                            90,000            90,000               -0-             1.1 / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
EUGENE GRENIER                            22,500            22,500               -0-              * / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
FRANK AND LAURIE GRENIER JTWROS           17,000            17,000               -0-              * / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
JEFFREY D. BARSKY                         45,000            45,000               -0-              * / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
KURT & LAURA BOTHNER JTWROS               22,500            22,500               -0-              * / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
MELVIN C. SANDERS                         90,000            90,000               -0-             1.1 / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------

                                       41


---------------------------------- ------------------- ----------------- ---------------- -------------------
KEVIN AND BRENDA NARCOMEY JTWROS          85,714            90,000               -0-            1.1 / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
WILLIAM R. MARSH                          81,113            81,113               -0-            1.1 / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
RICHARD J. AND JOAN M. BROWN
JTWROS                                    45,000            45,000               -0-             * / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
HAROLD E. AND CONNIE L.
CROWLEY JTWROS                            45,000            45,000               -0-             * / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
LOUISE E. REHLING TRUST                   16,329            16,329               -0-             * / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
EDWARD FEIGHAN                            21,429            21,429               -0-             * / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
DR. STANLEY RUBENSTEIN                    21,429            21,429               -0-             * / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
PHD INVESTMENTS I LP                      21,429            21,429               -0-             * / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
MICHAEL & DONNA SPLAIN JTWROS             22,715            22,715               -0-             * / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
ALAN D. REIN                              22,500            22,500               -0-             * / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
HANS-GUENTHER KLENK                       42,858            42,858               -0-             * / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
RAJESH / MANJUSHA RAMCHANDANI
JTWROS                                    21,429            21,429               -0-             * / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
JOHN & GEORGIA RENTOULIS JTWROS           22,500            22,500               -0-             * / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
ERNO BODEK                                67,500            67,500               -0-             * / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
GERALD HEUPEL                             21,429            21,429               -0-             * / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
DAVID J. MCCOOEY                          90,000            90,000               -0-            1.1 / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
ANDREAS TYPALDOS  FAMILY LTD.
PARTNERSHIP                               45,000            45,000               -0-             * / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------
ELAINE FIELDS                             90,000            90,000               -0-            1.1 / 0
---------------------------------- ------------------- ----------------- ---------------- -------------------

---------------------
* Represents less than one percent of the total number of shares outstanding. The percentage beneficially owned is based upon the number of share outstanding before the offering, plus the number of shares issuable upon exercise of any warrants by the named selling security holder.

      We are registering shares for resale by the selling security holders in accordance with the registration rights granted to the selling security holders. We will pay the registration and filing fees, printing expenses, listing fees, blue sky fees, if any, and fees and disbursements of our counsel in connection with this offering, but the selling security holders will pay any underwriting discounts, selling commissions and similar expenses relating to the sale of the shares, as well as the fees and expenses of their counsel. In addition, we have agreed to indemnify the selling security holders and certain affiliated parties, against certain liabilities, including liabilities under the Securities Act, in connection with the offering. Certain selling security holders have agreed to indemnify us against certain losses. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors or officers, or persons controlling our company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

      We will file a prospectus supplement to name any successors to any named selling security holder who are able to use the prospectus to resell the securities. All of the shares being registered for resale by the selling security holders were acquired from us in a private placement transaction, which is summarized under "Certain Transaction."

                              PLAN OF DISTRIBUTION

      Each Selling Security Holder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Security Holder may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
      o an exchange distribution in accordance with the rules of the applicable exchange;
      o     privately negotiated transactions;
      o     settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
      o     broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
      o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
      o     a combination of any such methods of sale; or
      o     any other method permitted pursuant to applicable law.

      The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

      Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

      In connection with the sale of the common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      Robert Marshall is affiliated with a broker/dealer and is an underwriter. Mr. Marshall purchased his shares and at the time of his purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute his shares.

      All other selling security holders not named in the preceding paragraph and any broker-dealers or agents that are involved in selling the shares on behalf of all selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Security Holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

      We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      Because the selling security holder identified above is an underwriter and other selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no firm or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

      We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling security holders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

                            DESCRIPTION OF SECURITIES

GENERAL

      Pursuant to our certificate of incorporation, we are authorized to issue up to 25,000,000 shares of Common Stock, par value $.0001 per share and 5,000,000 shares of Preferred Stock, $.0001 par value. As of November 15, 2007, there were 8,026,615 shares of Common Stock issued and outstanding. There is currently no Preferred Stock issued and outstanding.

      There are issued and outstanding Class A Warrants to purchase 737,000 shares of Common Stock, exercisable through January 2, 2008 at $2.00 per share, Class B Warrants to purchase 100,000 shares, exercisable at $2.00 per share through January 2, 2008 and Class C Warrants to purchase 475,788 shares, exercisable at $1.75 per share through June 30, 2009. There are also outstanding other unclassified warrants to purchase 100,000 shares, exercisable at $2.50 per share through August 14, 2010 and unclassified warrants to purchase 95,160 shares, exercisable at $1.00 per share through June 30, 2011, which warrants contain certain cashless exercise provisions. See "Outstanding Warrants."

      Holders of our Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors. As a result, management of our company who, in the aggregate hold a majority of shares, are able to elect all of the directors standing for election and to control our company. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefore subject to the rights of preferred stockholders, if any. We do not intend to pay any cash dividends on our Common Stock and anticipate reinvesting our earnings, if any. In the event of liquidation, dissolution or winding up of our company, the holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the preferences of Preferred Stockholders, if any. Shares of Common Stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

CLASS C WARRANTS

      Class C Warrants have the following terms and provisions:

      EXERCISE PRICE. Each Class C Warrant entitles the holder to a purchase share of Common Stock at an exercise price of $1.75 per share, subject to certain adjustments. The Class C Warrants may be exercised in whole or in part.

      EXERCISE PERIOD. The Class C Warrants are exercisable from the date of issuance until the close of business on June 30, 2009 or the redemption date of the Class C Warrants, whichever is earlier.

      REDEMPTION RIGHTS. Each Class C Warrant may be redeemed by us at a redemption price of $.001 per Warrant, on at least 30 days prior written notice, at anytime after the average closing sales price of our Common Stock as reported in the Over-the-Counter Market OTC Electronic Bulletin Board, NASDAQ or if listed on a national securities exchange, equals or exceeds $3.00 per share for a period of 20 consecutive trading days ending within 10 days prior to the date of the notice of redemption is mailed or otherwise delivered by the Company to each holder of Class C Warrants.

OTHER OUTSTANDING WARRANTS

      In 2004, we issued Class A Warrants to purchase an aggregate of 737,000 shares of our common stock at an exercise price of $2.00 per share. Each Class A Warrant is currently exercisable in whole or in part until the close of business on January 2, 2008.

      Between January and February 2005, we issued Class B Warrants to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $2.00 per share. Each Class B Warrant is exercisable in whole or in part until the close of business on January 2, 2008.

      The Class A Warrants and Class B Warrants are not redeemable. The Class A Warrants and Class B Warrants are subject to anti-dilution protection in the event of stock dividends, stock splits, combinations and reclassifications.

      In August 2005, we granted a financial advisor unclassified warrants to purchase 100,000 shares of our Common Stock exercisable through August 14, 2010 at $2.50 per share. These Warrants contain cashless exercise provisions and subject to anti-dilution protection in the event of stock dividends, stock splits, combinations, reclassifications and the like.

      In November 2006, we issued to Brookshire Securities Corporation warrants to purchase 95,160 shares of Common Stock exercisable at $1.00 per share through June 30, 2011. These warrants are subject to adjustment for stock splits, stock dividends, combinations, reclassifications and the like and contain cashless exercise provisions.

PREFERRED STOCK

      Our certificate of incorporation, as amended, authorizes us to issue 5,000,000 shares of preferred stock, $.0001 par value per share and to create one or more series of preferred stock, and to designate the rights, privileges, restrictions, preferences and limitations of any given series of preferred stock. Accordingly, the board of directors may, without stockholder approval issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The preferred stock could also be issued to discourage, control, although we have no present intent to issue any additional series of our preferred stock. The board of directors' ability to issue preferred stock serves as a traditional anti-takeover measure installed to prevent obstacles to takeovers. This provision of our certificate of incorporation makes it difficult for a majority shareholder to gain control of us and, therefore, may be beneficial to our company's management and our board in a hostile tender offer and may have an adverse impact on shareholders who may want to participate in such a tender offer. Also, the issuance of preferred stock with voting and conversion rights could materially and adversely affect the voting power of the holders of the Common Stock and may have the effect of delaying, deferring or preventing a change in control of our Company.

            INDEMNIFICATION DISCLOSURE FOR SECURITIES ACT LIABILITIES

      The New York Business Corporation Law contains provisions permitting and, in some situations, requiring New York corporations to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation. Our articles and bylaws contain provisions requiring our indemnification of our directors and officers and other persons acting in their corporate capacities.

      We have entered into employment agreements with Dean L. Julia and Michael
D. Trepeta providing contractually for indemnification consistent with the articles and bylaws. The New York Business Corporation Law also authorizes us to purchase insurance for our directors and officers insuring them against risks as to which we may be unable lawfully to indemnify them. We have obtained limited insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of officers and directors.

      As far as exculpation or indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors and officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such exculpation or indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                     EXPERTS

      The audited financial statements of Ace Marketing & Promotions, Inc. as of December 31, 2006 and 2005 and for the years then ended were audited by Holtz Rubenstein Reminick LLP, and are included herein in reliance upon the authority of this firm as expert in accounting and auditing.

                                  LEGAL MATTERS

      The validity of the securities offered by this prospectus is being passed upon for us by the law firm of Morse & Morse, PLLC, 1400 Old Country Road, Suite 302, Westbury, NY 11590. The law firm and its members own less than 1% of our outstanding common stock.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      At your request, we will provide you, without charge, a copy of any exhibits to its registration statement. If you want more information, write or call us at:

      Ace Marketing & Promotions, Inc.
      457 Rockaway Avenue
      Valley Stream, NY 11581
      Attn: Investor Relations
      Telephone:  (516) 256-7766

      Our fiscal year ends on December 31. We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can receive copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Our SEC filings are also available to the public on the SEC Internet site at HTTP://WWW.SEC.GOV.

      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that, which is contained in this prospectus. Each selling stockholder named herein will be offering to sell shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

                                                                 ACE MARKETING &
                                                                PROMOTIONS, INC.


CONTENTS
--------------------------------------------------------------------------------
                                                                        PAGES
--------------------------------------------------------------------------------

FINANCIAL STATEMENTS

  Years Ended December 31, 2006 and 2005

  Report of Independent Registered Public Accounting Firm                F-1

  Balance Sheets                                                         F-2

  Statements of Operations                                               F-3

  Statement of Stockholders' Equity                                      F-4

  Statements of Cash Flows                                               F-5

  Notes to Financial Statements                                       F-6 - F-15

  Three and Nine Months Ended September 30, 2007 and 2006

  Condensed Balance Sheet (Unaudited)                                    Q-1

  Condensed Statements of Operations (Unaudited)                         Q-2

  Condensed Statements of Cash Flows (Unaudited)                         Q-3

  Notes to Condensed Financial Statements (Unaudited)                 Q-4 - Q-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Ace Marketing & Promotions, Inc.

We have audited the accompanying balance sheets of Ace Marketing & Promotions, Inc. for the years ended December 31, 2006 and 2005, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ace Marketing & Promotions, Inc. as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R), SHARE-BASED PAYMENT.



Melville, New York
February 12, 2007

--------------------------------------------------------------------------------
                                                                             F-1


                                                                                             ACE MARKETING &
                                                                                             PROMOTIONS, INC.

BALANCE SHEETS
-------------------------------------------------------------------------------------------------------------
DECEMBER 31,                                                                     2006             2005
-------------------------------------------------------------------------------------------------------------
ASSETS

Current Assets:
  Cash and cash equivalents                                                $     1,353,131   $       398,235
  Accounts receivable, net of allowance for doubtful accounts of
    $10,000 at December 31, 2006 and 2005, respectively                            721,986           711,056
  Prepaid expenses and other current assets                                         47,683            41,282
                                                                          -----------------------------------
Total Current Assets                                                             2,122,800         1,150,573

Property and Equipment, net                                                         16,899            21,100

Other Assets                                                                         5,492             5,492
                                                                          -----------------------------------
Total Assets                                                               $     2,145,191   $     1,177,165
                                                                          ===================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                                                         $       359,518   $       355,475
  Accrued expenses                                                                 137,598           125,485
Customer deposits                                                                        -            98,000
                                                                          -----------------------------------
Total Current Liabilities                                                          497,116           578,960
                                                                          -----------------------------------

Commitments and Contingencies

Stockholders' Equity:
  Preferred stock, $.0001 par value; 5,000,000 shares authorized;
    none issued                                                                          -                 -
  Common stock, $.0001 par value; 25,000,000 shares authorized;
    8,028,363 and 5,888,076 shares issued and outstanding
    at December 31, 2006 and 2005, respectively                                        803               589
  Additional paid-in capital                                                     3,176,791         1,646,109
  Accumulated deficit                                                           (1,529,519)       (1,048,493)
                                                                          -----------------------------------
Total Stockholders' Equity                                                       1,648,075           598,205
                                                                          -----------------------------------
Total Liabilities and Stockholders' Equity                                 $     2,145,191   $     1,177,165
                                                                          ===================================


-------------------------------------------------------------------------------------------------------------
SEE NOTES TO FINANCIAL STATEMENTS.                                                                        F-2


                                                                                      ACE MARKETING &
                                                                                      PROMOTIONS, INC.

STATEMENTS OF OPERATIONS
------------------------------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31,                                                2006                2005
------------------------------------------------------------------------------------------------------

Revenue, net                                                      $     4,506,807     $     3,422,665
Cost of Revenue                                                         3,183,825           2,324,185
                                                                 -------------------------------------
Gross Profit                                                            1,322,982           1,098,480
                                                                 -------------------------------------

Operating Expenses:
  Selling (including stock based compensation of
    $63,280 and $17,533 for the years ended
    December 31, 2006 and 2005, respectively)                             444,192             461,233
  General and administrative (including stock based
    compensation of $46,679 and $471,888 for the
    years ended December 31, 2006 and 2005, respectively)               1,362,492           1,315,477
                                                                 -------------------------------------
Total Operating Expenses                                                1,806,684           1,776,710
                                                                 -------------------------------------

Loss from Operations                                                     (483,702)           (678,230)
                                                                 -------------------------------------

Other Income (Expense):
  Interest expense                                                              -              (4,532)
  Interest income                                                           2,676                 224
                                                                 -------------------------------------
Total Other Income (Expenses)                                               2,676              (4,308)
                                                                 -------------------------------------

Net Loss                                                          $      (481,026)    $      (682,538)
                                                                 =====================================

Net Loss Per Common Share:
  Basic                                                           $         (0.07)    $         (0.12)
                                                                 =====================================
  Diluted                                                         $         (0.07)    $         (0.12)
                                                                 =====================================

Weighted Average Common Shares Outstanding:
  Basic                                                                 7,142,594           5,880,531
                                                                 =====================================
  Diluted                                                               7,142,594           5,880,531
                                                                 =====================================


------------------------------------------------------------------------------------------------------
SEE NOTES TO FINANCIAL STATEMENTS.                                                                 F-3





                                                                                                        ACE MARKETING &
                                                                                                        PROMOTIONS, INC.

Statement of Stockholders' Equity
------------------------------------------------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31, 2006 AND 2005
------------------------------------------------------------------------------------------------------------------------


                                              Total                Common Stock             Additional
                                           Stockholders'  ------------------------------      Paid-in
                                              Equity          Shares          Amount          Capital        (Deficit)
                                          --------------  --------------  --------------  --------------  --------------
Balance, January 1, 2005                   $    665,246       5,757,000    $        576    $  1,030,625    $   (365,955)
Conversion of Note Payable                       31,076          31,076               3          31,073               -
Securities Issued to Private
  Placement Investors, net                       95,000         100,000              10          94,990               -
Issuance of Stock Purchase Warrants
  for Services                                  455,000               -               -         455,000               -
Stock Based Payments                             34,421               -               -          34,421               -
Net Loss                                       (682,538)              -               -               -        (682,538)
                                          --------------  --------------  --------------  --------------  --------------
Balance, at December 31, 2005                   598,205       5,888,076             589       1,646,109      (1,048,493)
Securities Issued to Private
  Placement Investors, net                    1,420,937       1,091,255             109       1,420,828               -
Cashless Exercise of Stock
  Purchase Warrants                                   -       1,029,032             103            (103)              -
Cashless Exercise of Stock Options                    -          20,000               2              (2)              -
Stock Based Payments                            109,959               -               -         109,959               -
Net Loss                                       (481,026)              -               -               -        (481,026)
                                          --------------  --------------  --------------  --------------  --------------
Balance, at December 31, 2006               $ 1,648,075       8,028,363    $        803    $  3,176,791    $ (1,529,519)
                                          ==============  ==============  ==============  ==============  ==============




------------------------------------------------------------------------------------------------------------------------
SEE NOTES TO FINANCIAL STATEMENTS.                                                                                   F-4





                                                                                           ACE MARKETING &
                                                                                           PROMOTIONS, INC.

STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31,                                                      2006              2005
-----------------------------------------------------------------------------------------------------------

Cash Flows from Operating Activities:
  Net loss                                                              $      (481,026)   $      (682,538)
                                                                       ------------------------------------
  Adjustments to reconcile net loss to
    net cash used in operating activities:
      Depreciation and amortization                                                4,201             5,590
      Allowance for doubtful accounts                                                  -            10,000
      Stock-based compensation                                                   109,959           489,421
      Changes in operating assets and liabilities:
        (Increase) decrease in operating assets:
          Accounts receivable                                                    (10,930)         (408,452)
          Prepaid expenses and other assets                                       (6,401)           24,768
        (Decrease) increase in operating liabilities:
          Accounts payable and accrued expenses                                   16,156           211,171
          Customer deposits                                                      (98,000)           98,000
                                                                       -------------------------------------
  Total adjustments                                                               14,985           430,498
                                                                       -------------------------------------
Net Cash Used in Operating Activities                                           (466,041)         (252,040)
                                                                       -------------------------------------

Cash Flows from Investing Activities:
  Acquisition of property and equipment                                                -           (11,010)
                                                                       -------------------------------------
Net Cash Used in Investing Activities                                                  -           (11,010)
                                                                       -------------------------------------

Cash Flows from Financing Activities:
  Proceeds from private placement, net                                         1,420,937            95,000
                                                                       -------------------------------------
Net Cash Provided by Financing Activities                                      1,420,937            95,000
                                                                       -------------------------------------

Net Increase (Decrease) in Cash and Cash Equivalents                             954,896          (168,050)
Cash and Cash Equivalents, beginning of year                                     398,235           566,285
                                                                       -------------------------------------
Cash and Cash Equivalents, end of year                                  $      1,353,131   $       398,235
                                                                       =====================================





------------------------------------------------------------------------------------------------------------
SEE NOTES TO FINANCIAL STATEMENTS.                                                                       F-5


                                                                 ACE MARKETING &
                                                                PROMOTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31, 2006 AND 2005
--------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF OPERATIONS - Ace Marketing & Promotions, Inc. (the "Company") is a full service advertising specialties and promotional products company that distributes items typically with logos to large corporations, schools and universities, financial institutions and not-for-profit organizations. Specific categories of promotional products include advertising specialties, business gifts, incentives and awards, and premiums.

    REVENUE RECOGNITION - Revenue is recognized when title and risk of loss transfers to the customer and the earnings process is complete. In general, title passes to our customers upon the customer's receipt of the merchandise. Revenue is accounted for in accordance with Emerging Issue Task Force (EITF) Issue No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent". Revenue is recognized on a gross basis since the Company has the risks and rewards of ownership, latitude in selection of vendors and pricing, and bears all credit risk. Advance payments made by customers are included in customer deposits.

    The Company records all shipping and handling fees billed to customers as revenues, and related costs as cost of goods sold, when incurred, in accordance with EITF 00-10, "Accounting for Shipping and Handling Fees and Costs".

    ALLOWANCE FOR DOUBTFUL ACCOUNTS - Management must make estimates of the uncollectability of accounts receivable. Management specifically analyzes accounts receivable and analyzes historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts.

    PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are being amortized using the straight-line method over the estimated useful lives of the related assets or the remaining term of the lease. The costs of additions and improvements, which substantially extend the useful life of a particular asset, are capitalized. Repair and maintenance costs are charged to expense. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the account and the gain or loss on disposition is reflected in operating income.

    COMPREHENSIVE INCOME (LOSS) - Comprehensive income (loss) refers to revenue, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but are excluded from net income as these amounts are recorded directly as an adjustment to stockholders' equity. At December 31, 2006 and 2005, there were no such adjustments required.

    CONCENTRATION OF CREDIT RISK - Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade receivables and cash and cash equivalents.

    Concentration of credit risk with respect to trade receivables is generally diversified due to the large number of entities comprising the Company's customer base and their dispersion across geographic areas principally within the United States. The Company routinely addresses the financial strength of its customers and, as a consequence, believes that its receivable credit risk exposure is limited.

    The Company places its temporary cash investments with high credit quality financial institutions. At times the Company maintains bank account balances, which exceed FDIC limits. The Company has not experienced any losses in such accounts and believes that it is not exposed to any significant credit risk on cash. Management does not believe significant credit risk exists at December 31, 2006 and 2005.

    CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt instruments with a maturity of three months or less, as well as bank money market accounts, to be cash equivalents.

--------------------------------------------------------------------------------
                                                                             F-6

                                                                 ACE MARKETING &
                                                                PROMOTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31, 2006 AND 2005
--------------------------------------------------------------------------------

    ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    NET INCOME PER SHARE - Basic net income per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the impact of common shares issuable upon exercise of stock options.

    ADVERTISING COSTS - Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2006 and 2005 approximated $500 and $6,100, respectively.

    SHARE-BASED COMPENSATION - Prior to January 1, 2006, the Company accounted for share-based compensation under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Therefore, the Company measured compensation expense for its share-based compensation using the intrinsic value method, that is, as the excess, if any, of the fair market value of the Company's stock at the grant date over the amount required to be paid to acquire the stock, and provided the disclosures required by SFAS 123, "Accounting for Stock-Based Compensation" (SFAS 123) and SFAS 148, "Accounting for Stock-Based Compensation-Transition and Disclosure" (SFAS
    148).

    Effective January 1, 2006, the Company began recording compensation expense associated with stock options and other equity-based compensation in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123 (revised 2004), SHARE-BASED PAYMENT, using the modified prospective transition method and therefore has not restated results for prior periods. Under the modified prospective transition method, share-based compensation expense for 2006 includes, (1) compensation expense for all share-based awards granted on or after January 1, 2006 as determined based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R and, (2) compensation expense for share-based compensation awards granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123. The Company recognizes compensation expense on a straight-line basis over the requisite service period of the award.

    PRO FORMA FINANCIAL INFORMATION - For stock options granted prior to the adoption of SFAS 123R, the following table illustrates the pro forma effect on net income and earnings per common share for the year ended December 31, 2005, as if the Company had applied the fair value recognition provisions of SFAS 123 in determining stock-based compensation (except loss per share data):

    YEAR ENDED DECEMBER 31, 2005
    ----------------------------------------------------------------------------

    Net Loss, as reported                                        $     (682,538)
    Add:
      Stock based employee compensation expense
        included in reported net loss                                         -
    Deduct:
      Total stock based employee compensation expense
        determined under fair value based method                       (219,135)
                                                                 ---------------
    Pro Forma Net Loss                                           $     (901,673)
                                                                 ===============
    Loss Per Share:
      Basic and Diluted - as reported                            $         (.12)
                                                                 ===============
      Basic and Diluted - Pro forma                              $         (.15)
                                                                 ===============

--------------------------------------------------------------------------------
                                                                             F-7

                                                                 ACE MARKETING &
                                                                PROMOTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31, 2006 AND 2005
--------------------------------------------------------------------------------

    INCOME TAXES - Deferred income taxes are recognized for temporary differences between financial statement and income tax basis of assets and liabilities for which income tax or tax benefits are expected to be realized in future years. A valuation allowance is established to reduce deferred tax assets, if it is more likely, than not that all, or some portion, of such deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

    FAIR VALUE OF FINANCIAL INSTRUMENTS - In the opinion of management, the carrying value of all financial instruments, consisting primarily of cash and cash equivalents, accounts receivables and accounts payable, reflected in the accompanying balance sheet, approximates fair value as of December 31, 2006 and 2005, due to their short term nature.

    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS - In July 2006, the FASB issued Financial Interpretation No. 48, ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES ("FIN 48"), as an interpretation of SFAS No. 109, ACCOUNTING FOR INCOME TAXES. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109 and prescribes a recognition threshold of more-likely-than-not to be sustained upon examination. Measurement of the tax uncertainty occurs if the recognition threshold has been met. FIN 48 also provides guidance on derecognition, classification, interest, penalties, accounting in interim periods, disclosure, and transition. FIN 48 will be effective in the first quarter of Fiscal 2007. Differences between the amounts recognized in the statements of financial position prior to the adoption of FIN 48 and the amounts reported after adoption should be accounted for as a cumulative-effect adjustment recorded to the beginning balance of retained earnings. The Company does not anticipate that the adoption of this Statement will have a material effect on its financial position or results of operation.

    In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108, CONSIDERING THE EFFECTS OF PRIOR YEAR MISSTATEMENTS WHEN QUANTIFYING MISSTATEMENTS IN CURRENT YEAR FINANCIAL STATEMENTS ("SAB 108"). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The SEC staff believes that registrants should quantify errors using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. SAB 108 was effective for the Company's fiscal fourth quarter ending December 31, 2006. The Company does not anticipate that the adoption of this Statement will have a material effect on its financial position or results of operation.

    On September 15, 2006, the Financial Accounting Standards Board ("FASB") issued Statement No. 157, FAIR VALUE MEASUREMENTS ("SFAS 157"). SFAS 157 provides guidance for using fair value to measure assets and liabilities. This Statement references fair value as the price that would be received to sell an asset or paid to transfer a liability, in an orderly transaction, between market participants in the market in which the reporting entity transacts. The Statement applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The Statement does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not anticipate that the adoption of this Statement will have a material effect on our financial position or results of operation.

    In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans ("SFAS 158"). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan as an asset or liability in its balance sheet and to recognize changes in funded status in the year in which the changes occur through comprehensive income. SFAS 158 will have no impact on the Company's financial position or results of operation.

--------------------------------------------------------------------------------
                                                                             F-8

                                                                 ACE MARKETING &
                                                                PROMOTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31, 2006 AND 2005
--------------------------------------------------------------------------------

2.  PROPERTY AND EQUIPMENT, NET

    Property and equipment, net consist of the following at December 31:

                                             USEFUL LIVES            2006               2005
    -----------------------------------------------------------------------------------------------
    Furniture and Fixtures                      5 years        $         47,844   $         47,844
    Leasehold Improvements                      5 years                   8,919              8,919
                                                             --------------------------------------
                                                                         56,763             56,763
    Less Accumulated Depreciation                                        39,864             35,663
                                                             --------------------------------------
                                                               $         16,899   $         21,100
                                                             ======================================

    Depreciation expense for the years ended December 31, 2006 and 2005 was $4,201 and $5,590, respectively.

3.  INCOME TAXES

    The provision for income taxes for the years ended December 31, 2006 and 2005 is summarized as follows:

                                                              2006               2005
    ----------------------------------------------------------------------------------------
    Current:
      Federal                                           $              -   $              -
      State                                                            -                  -
                                                       -------------------------------------
                                                                       -                  -
                                                       -------------------------------------
    Deferred:
      Federal                                                          -                  -
      State                                                            -                  -
                                                       -------------------------------------
                                                        $              -   $              -
                                                       =====================================

    The Company has federal and state net operating loss carryforwards of approximately $2,485,000, which can be used to reduce future taxable income through 2026.

    The tax effects of temporary differences which give rise to deferred tax assets (liabilities) at December 31, are summarized as follows:

                                                             2006                2005
    ----------------------------------------------------------------------------------------
    Deferred Tax Assets:
      Net operating loss carryforwards                  $        994,000   $        198,000
      Stock based compensation                                    55,000            196,000
      Allowance for doubtful accounts                              4,000              4,000
                                                       -------------------------------------
    Deferred Tax Assets                                        1,053,000            398,000
    Less Valuation Allowance                                   1,053,000            398,000
                                                       -------------------------------------
    Net Deferred Tax Asset                              $              -   $              -
                                                       =====================================

--------------------------------------------------------------------------------
                                                                             F-9

                                                                 ACE MARKETING &
                                                                PROMOTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31, 2006 AND 2005
--------------------------------------------------------------------------------

    A reconciliation of the federal statutory rate to the Company's effective tax rate is as follows:

    YEARS ENDED DECEMBER 31,                           2006          2005
    ----------------------------------------------------------------------------

    Federal Statutory Tax Rate                           34.00%        34.00%
    State Taxes, net of federal benefit                   6.00%         6.00%
    Change in Valuation Allowance                       (40.00%)      (40.00%)
                                                   -----------------------------
    Total Tax Expense                                     0.00%         0.00%
                                                   =============================

4.  STOCKHOLDERS' EQUITY

    CAPITALIZATION - On February 9, 2005, the stockholders approved an amendment to the Company's Certificate of Incorporation to (i) increase the authorized shares of Common Stock from 22,000,000 shares to 25,000,000; par value $.0001; and (ii) create 5,000,000 shares of Preferred Stock, $.0001 par value. The Board of Directors has the authority to issue shares of Preferred Stock from time to time and to fix such rights, preferences and privileges of such issuances.

    PRIVATE PLACEMENT OF SECURITIES - During Fiscal 2004, the Company sold through a private placement, 14.74 units (each consisting of 50,000 common shares and 50,000 Class A Warrants). Each Class A Warrant has an exercise price of $2.00 and was to expire on January 3, 2007. On January 3, 2007, the Company extended the expiration date of the Class A Warrants to March 31, 2007.

    During Fiscal 2005, the Company completed a private placement through the sale of 10 units (each consisting of 10,000 common shares and 10,000 Class B Warrants) at a purchase price of $10,000 per unit for net proceeds of $95,000, net of transaction cost of approximately $5,000. Each Class B Warrant has an exercise price of $2.00 and expires on January 2, 2008.

    During Fiscal 2006, the Company completed a private placement through the sale of 15.859 units (each consisting of 60,000 common shares and 30,000 Class C Warrants) at a purchase price of $105,000 per unit for net proceeds of $1,420,937, net of transaction costs of approximately $244,000. Each Class C Warrant has an exercise price of $1.75 per share and expires on June 30, 2009.

    Pursuant to the Offering, the Placement Agent was issued 139,680 shares of the Company's common stock and a warrant to purchase 95,160 shares of common stock at an exercise price of $1.00 per share. The placement agent warrants expire on June 29, 2011. In addition, pursuant to the Offering, the Company issued options to purchase 50,000 shares of the Company's common stock at an exercise price of $.10 per share to a law firm in connection with legal services for the Offering. The options were valued at $95,000 and have been recorded as a cost of the Offering.

5.  SHARE-BASED COMPENSATION

    WARRANTS - On June 10, 2005, the Company entered into a consulting agreement with a financial advisory firm. In connection with this agreement, the Company granted a warrant for the purchase of 1,100,000 shares of the Company's common stock. The warrant had an exercise price of $.10 per share and expires on June 10, 2010. In connection with this grant, the Company recorded a charge of $451,000, which is included in general and administrative expenses for the year ended December 31, 2005. On February 27, 2006, the holder exercised the warrants utilizing the cashless exercise provision and received 1,029,032 shares of common stock in exchange for the exercise of the 1,100,000 warrants based on the closing price of $1.55 of the Company's stock on that date.

--------------------------------------------------------------------------------
                                                                            F-10

                                                                 ACE MARKETING &
                                                                PROMOTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31, 2006 AND 2005
--------------------------------------------------------------------------------

    On September 26, 2005, the Company entered into a consulting agreement with a financial advisory firm. In connection with this agreement, the Company granted a warrant for the purchase of 100,000 shares of the Company's common stock. The warrant has an exercise price of $2.50 per share and expires on August 14, 2010. In connection with this grant, the Company recorded a charge of $4,000, which is included in general and administrative expenses for the year ended December 31, 2005.

    PURCHASE OF LISTS AND SEARCH ENGINE - On April 10, 2006, the Company granted 40,000 non-statutory stock options to an entity controlled by two of the officers of the Company, for the purchase of an email list of promotional products professionals and an industry specific search engine. The officers of the Company have waived their right to receive any benefit from the option grant, and the options were granted in the name of the minority shareholders of the related entity. The options have an exercise price of $2.50 per share and expire on April 10, 2011. The email list and search engine were expensed and have been valued at approximately $18,000, which is included in general and administrative expenses for the year ended December 31, 2006.

    SHARE BASED COMPENSATION PLAN - During Fiscal 2005, the Company established, and the stockholders approved, an Employee Benefit and Consulting Services Compensation Plan (the "Plan") for the granting of up to 4,000,000 non-statutory and incentive stock options and stock awards to directors, officers, consultants and key employees of the Company.

    All stock options under the Plan are granted at or above the fair market value of the common stock at the grant date. Employee and non-employee stock options generally vest over periods ranging from 1 to 3 years and generally expire either 5 or 10 years from the grant date.

    Effective January 1, 2006, the Company's Plan is accounted for, in accordance with the recognition and measurement provisions of Statement of Financial Accounting Standards ("FAS") No. 123 (revised 2004), Share-Based Payment ("SFAS 123(R)"), which replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and related interpretations. SFAS 123 (R) requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements. In addition, the Company adheres to the guidance set forth within Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 107, which provides the Staff's views regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies.

    Prior to January 1, 2006, the Company accounted for similar transactions in accordance with APB No. 25 which employed the intrinsic value method of measuring compensation cost. Accordingly, compensation expense was not recognized for fixed stock options if the exercise price of the option equaled or exceeded the fair value of the underlying stock at the grant date.

    While SFAS No. 123 encouraged recognition of the fair value of all stock-based awards, on the date of grant, as expense over the vesting period, companies were permitted to continue to apply the intrinsic value-based method of accounting prescribed by APB No. 25 and disclose certain pro-forma amounts as if the fair value approach of SFAS No. 123 had been applied. In December 2002, SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of SFAS No. 123, was issued, which, in addition to providing alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation, required more prominent pro-forma disclosures in both the annual and interim financial statements. The Company complied with these disclosure requirements for all applicable periods prior to January 1, 2006.

--------------------------------------------------------------------------------
                                                                            F-11

                                                                 ACE MARKETING &
                                                                PROMOTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31, 2006 AND 2005
--------------------------------------------------------------------------------

    In adopting SFAS 123(R), the Company applied the modified prospective approach to transition. Under the modified prospective approach, the provisions of SFAS 123(R) are to be applied to new awards and to awards modified, repurchased, or cancelled after the required effective date. Additionally, compensation cost for the portion of awards for which the requisite service has not been rendered, that are outstanding, as of the required effective date, shall be recognized as the requisite service is rendered on or after the required effective date. The compensation cost for that portion of awards shall be based on the grant-date fair value of those awards as calculated for either recognition or pro-forma disclosures under SFAS 123.

    As a result of the adoption of SFAS 123(R), the Company's results for the year ended December 31, 2006 include employee share-based compensation expense totaling approximately $49,000. Such amounts have been included in the Statement of Operations within selling, general and administrative expenses. No income tax benefit has been recognized in the statement of operations for share-based compensation arrangements, due to a history of operating losses. Employee stock compensation expense recorded under APB No. 25 in the Statement of Operations for the year ended December 31, 2005 totaled $0.

    The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model. For option grants in Fiscal 2006, the Company took into consideration guidance under SFAS 123(R) and SEC Staff Accounting Bulletin No. 107 (SAB 107) when reviewing and updating assumptions. The expected volatility is based upon historical volatility of the Company's stock and other contributing factors. The expected term is based upon observation of actual time elapsed between date of grant and exercise of options for all employees. Previously such assumptions were determined based on historical data.

    The estimated fair value of each option award granted was determined on the date of grant using the following weighted-average assumptions for option grants during the years ended December 31, 2006 and 2005:

                                                        2006           2005
    ----------------------------------------------------------------------------

    Dividend Yield                                        0.00%         0.00%
    Volatility                                           25.00%         7.17%
    Risk-Free Interest Rate                               5.02%         2.82%
    Expected Life                                    5.00 YEARS    9.85 years

    A summary of option activity under the Plan as of December 31, 2006, and changes during the year then ended is as follows:

                                                                             Weighted
                                                           Weighted          Average
                                                            Average         Remaining         Aggregate
                                                           Exercise        Contractual        Intrinsic
    Options                              Shares              Price         Term (years)         Value
    --------------------------------------------------------------------------------------------------------
    Outstanding, beginning of year         2,777,000    $          1.05                -    $             -
    Granted                                  222,000               2.16                -                  -
    Exercised                                (37,778)              1.00                -                  -
    Forfeited                             (1,000,000)              1.00                -                  -
                                    -----------------
    Outstanding, end of year               1,961,222    $          1.20             6.09    $     1,169,417
                                    ========================================================================
    Exercisable, end of year               1,087,455    $          1.11             7.06    $       724,858
                                    ========================================================================

--------------------------------------------------------------------------------
                                                                            F-12

                                                                 ACE MARKETING &
                                                                PROMOTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31, 2006 AND 2005
--------------------------------------------------------------------------------

    For the year ended December 31, 2006, share-based compensation expense related to stock options was approximately $92,000. The weighted-average grant-date fair value of options granted during the years ended December 31, 2006 and 2005 was $.57 and $.20, respectively.

    The aggregate intrinsic value of options outstanding and options exercisable at December 31, 2006 is calculated as the difference between the exercise price of the underlying options and the market price of the Company's common stock for the shares that had exercise prices, that were lower than the $1.75 closing price of the Company's common stock on December 29, 2006. The total intrinsic value of options exercised in the years ended December 31, 2006 and 2005 was approximately $42,500 and $0, respectively, determined as of the date of exercise. The Company received no cash proceeds from options exercised in the years ended December 31, 2006 and 2005. Options exercised during the year ended December 31, 2006 were completed through cashless exercise provisions of the Plan. There were no options exercised in the year ended December 31, 2005.

    A summary of the status of the Company's non-vested shares as of December 31, 2006 and the changes during the year ended December 31, 2006, is as follows:

                                                                           Weighted
                                                                           Average
                                                                          Grant-Date
    Non-vested Shares                                     Shares          Fair Value
    ------------------------------------------------------------------------------------
    Non-vested at January 1, 2006                           1,911,200   $           .18
    Granted                                                   222,000               .57
    Vested                                                   (259,433)              .20
    Forfeited                                              (1,000,000)              .13
                                                     -----------------------------------
    Non-vested at December 31, 2006                           873,767   $           .32
                                                     ===================================

    As of December 31, 2006 and 2005, the fair value of unamortized compensation cost related to unvested stock option awards was approximately $216,000 and $199,000, respectively. Unamortized compensation cost as of December 31, 2006 is expected to be recognized over a remaining weighted-average vesting period of 4.02 years. For the year ended December 31, 2006, the weighted average fair value of options exercised was $.13.

    COMMON SHARES RESERVED

    Class A Warrants                                                     737,000
    Class B Warrants                                                     100,000
    Class C Warrants                                                     475,788
    Placement Agent Warrants                                              95,160
    2005 Stock Option Plan                                             3,962,222

6.  COMMITMENTS AND CONTINGENCIES

    LEASE COMMITMENTS - The Company leases office space under a non-cancelable operating lease, which expires in November 2007. The Company is currently leasing additional office space on a month-to-month basis. The Company leased additional office space under a non-cancelable operating lease, which expires on November 30, 2007. Minimum future rentals under non-cancelable lease commitments are as follows:

    YEARS ENDING DECEMBER 31,
    ----------------------------------------------------------------------------

    2007                                                             $    14,000

--------------------------------------------------------------------------------
                                                                            F-13

                                                                 ACE MARKETING &
                                                                PROMOTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31, 2006 AND 2005
--------------------------------------------------------------------------------

    Rent expense was approximately $72,000 and $45,000 for the years December 31, 2006 and 2005, respectively.

    EMPLOYMENT CONTRACTS - On March 1, 2005, the Company entered into employment contracts with two of its officers. The employment agreements provide for minimum annual salaries plus bonuses equal to 5% of pre-tax earnings (as defined) and other perquisites commonly found in such agreements. In addition, pursuant to the employment contracts, the Company granted the officers options to purchase up to an aggregate of 400,000 shares of common stock. The employment agreements expire on March 1, 2008, and are renewable for a 2 year period. Minimum aggregate future commitments under the employment contracts is as follows:

    YEARS ENDING DECEMBER 31,
    ----------------------------------------------------------------------------

    2007                                                                 376,000
    2008                                                                  64,000

7.  TRANSACTIONS WITH MAJOR CUSTOMERS

    The Company sells its products to a geographically diverse group of customers, performs ongoing credit evaluations of its customers and generally does not require collateral.

    For each of the years ended December 31, 2006 and 2005, a customer accounted for approximately 21% and 15% of net revenues, respectively. Aggregate revenues from these customers are dispersed among many different franchises and storefront locations.

8.  RELATED PARTY TRANSACTIONS

    The Company purchased merchandise with a cost of approximately $8,700 and $10,000 for the years ended December 31, 2006 and 2005, respectively, from an entity that is owned by an individual related to one of the officers of the Company.

9.  SUPPLEMENTARY INFORMATION - STATEMENT OF CASH FLOWS

    Cash paid during the years for:

    YEARS ENDED DECEMBER 31,                            2006           2005
    ----------------------------------------------------------------------------

    Interest                                        $          -   $      7,066
                                                   =============================

    Income Taxes                                    $          -   $          -
                                                   =============================

    During the year ended December 31, 2005, the Company issued 31,076 shares of common stock, with a value of $31,076, in connection with a conversion of a note payable.

10. SUBSEQUENT EVENTS

    In February 2007, the Company entered into a non-binding letter of intent to acquire the customer lists and intangible assets of a promotions company. The purchase price is estimated to be approximately $380,000, payable 50% in cash and 50% in restricted Common Stock of the Company.

--------------------------------------------------------------------------------
                                                                            F-14

                                                                 ACE MARKETING &
                                                                PROMOTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31, 2006 AND 2005
--------------------------------------------------------------------------------

    In February 2007, the Company entered into a joint marketing and sales agreement with Atrium Enterprises Ltd. ("Atrium"). Atrium provides solutions to corporate customers through the design and application of performance improvement programs.

    The agreement provides for the Company to receive the exclusive rights to market and sell Atrium's products and services to its customers and provides Atrium the exclusive right to sell and market the Company's promotional services to its' customers. The Company will receive a 50% commission on gross profit (as defined) from all sales of Atrium's products and services generated by the Company. Atrium will receive a 50% commission on gross profit (as defined) from all sales of the Company's promotional services generated by Atrium. In addition, Atrium was granted an option to purchase 70,000 shares of the Company's common stock at an exercise price of $2.50 per share. The options vest in three equal installments commencing on February 15, 2008, and expire four years after the date of grant.







--------------------------------------------------------------------------------
                                                                            F-15

                                PART I. FINANCIAL INFORMATION

                              ACE MARKETING & PROMOTIONS, INC.

CONDENSED BALANCE SHEET (UNAUDITED)
-------------------------------------------------------------------------------------------
SEPTEMBER 30, 2007
-------------------------------------------------------------------------------------------

ASSETS

Current Assets:
  Cash and cash equivalents                                                    $    938,506
  Accounts receivable, net of allowance for doubtful accounts of $10,000          1,005,257
  Prepaid expenses and other current assets                                         101,225
                                                                               ------------
Total Current Assets                                                              2,044,988

Property and Equipment, net                                                          39,040
Other Assets                                                                          7,745
                                                                               ------------
Total Assets                                                                   $  2,091,773
                                                                               ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                                                             $    373,032
  Accrued expenses                                                                  251,523
                                                                               ------------
Total Current Liabilities                                                           624,555
                                                                               ------------

Commitments and Contingencies

Stockholders' Equity:
  Common stock, $.0001 par value; 25,000,000 shares authorized
    8,040,863 shares issued and outstanding                                             804
  Preferred stock $.0001 par value: 500,000 shares authorized
    no shares outstanding                                                                 -
  Additional paid-in capital                                                      3,563,144
  Accumulated deficit                                                            (2,065,229)
  Less: Treasury Stock, at cost, 23,334 shares                                      (31,501)
                                                                               ------------
Total Stockholders' Equity                                                        1,467,218
                                                                               ------------
Total Liabilities and Stockholders' Equity                                     $  2,091,773
                                                                               ============



-------------------------------------------------------------------------------------------
SEE NOTES TO CONDENSED FINANCIAL STATEMENTS.

                                             Q-1


                                         ACE MARKETING & PROMOTIONS, INC.

CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
----------------------------------------------------------------------------------------------------------------
                                                        Three Months Ended               Nine Months Ended
                                                           September 30,                    September 30,
                                                        2007            2006            2007            2006
----------------------------------------------------------------------------------------------------------------

Revenues, net                                       $  1,639,182    $  1,357,655    $  4,322,848    $  3,521,251
Cost of Revenues                                       1,050,799         918,632       2,876,397       2,448,096
                                                    ------------    ------------    ------------    ------------
  Gross Profit                                           588,383         439,023       1,446,451       1,073,155
                                                    ------------    ------------    ------------    ------------

Operating Expenses:
  Selling, general and administrative expenses           869,277         459,791       2,004,185       1,330,275
                                                    ------------    ------------    ------------    ------------
Total Operating Expenses                                 869,277         459,791       2,004,185       1,330,275
                                                    ------------    ------------    ------------    ------------

Loss from Operations                                    (280,894)        (20,768)       (557,734)       (257,120)
                                                    ------------    ------------    ------------    ------------

Other Income (Expense):
  Interest expense                                            (1)              -             (44)              -
  Interest income                                          5,731           1,482          22,068           2,353
                                                    ------------    ------------    ------------    ------------
Total Other Income (Expense)                               5,730           1,482          22,024           2,353
                                                    ------------    ------------    ------------    ------------

Loss Before Provision for Income Taxes                  (275,164)        (19,286)       (535,710)       (254,767)

Provision for Income Taxes                                     -               -               -               -
                                                    ------------    ------------    ------------    ------------

Net Loss                                            $   (275,164)   $    (19,286)   $   (535,710)   $   (254,767)
                                                    ============    ============    ============    ============

Net Loss Per Common Share:

  Basic                                             $      (0.03)   $          -    $      (0.07)   $      (0.04)
                                                    ============    ============    ============    ============

  Diluted                                           $      (0.03)   $          -    $      (0.07)   $      (0.04)
                                                    ============    ============    ============    ============

Weighted Average Common Shares Outstanding:

  Basic                                                8,015,708       7,389,442       8,018,885       6,859,859
                                                    ============    ============    ============    ============

  Diluted                                              8,015,708       7,389,442       8,018,885       6,859,859
                                                    ============    ============    ============    ============


----------------------------------------------------------------------------------------------------------------
SEE NOTES TO CONDENSED FINANCIAL STATEMENTS.

                                                        Q-2


                              ACE MARKETING & PROMOTIONS, INC.

Condensed Statements of Cash Flows (unaudited)
-------------------------------------------------------------------------------------------
NINE MONTHS ENDED SEPTEMBER 30,                                    2007            2006
-------------------------------------------------------------------------------------------

Cash Flows from Operating Activities:
  Net loss                                                     $   (535,710)   $   (254,767)
                                                               ------------    ------------
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation and amortization                                     3,940           3,151
    Stock-based payments                                            354,853          87,135
    Changes in operating assets and liabilities:
      (Increase) decrease in operating assets:
        Accounts receivable                                        (283,271)        (61,399)
        Prepaid expenses and other assets                           (55,795)        (48,619)
      Increase (decrease) in operating liabilities:
        Accounts payable and accrued expenses                       127,439          73,522
        Customer deposits                                                 -         (98,000)
                                                               ------------    ------------
  Total adjustments                                                 147,166         (44,210)
                                                               ------------    ------------
Net Cash Used in Operating Activities                              (388,544)       (298,977)
                                                               ------------    ------------

Cash Flows from Investing Activities:
  Proceeds from private placement, net                                    -       1,200,670
  Acquisition of property and equipment                             (26,081)              -
                                                               ------------    ------------
Net Cash (used in) Provided by Financing Activities                 (26,081)      1,200,670
                                                               ------------    ------------

Net Decrease (Increase) in Cash and Cash Equivalents               (414,625)        901,693
Cash and Cash Equivalents, beginning of period                    1,353,131         398,235
                                                               ------------    ------------
Cash and Cash Equivalents, end of period                       $    938,506    $  1,299,928
                                                               ============    ============


-------------------------------------------------------------------------------------------
SEE NOTES TO CONDENSED FINANCIAL STATEMENTS.


                                             Q-3

                        ACE MARKETING & PROMOTIONS, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
             THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                                   (UNAUDITED)

The Condensed Balance Sheet as of September 30, 2007, the Condensed Statements of Operations for the three and nine months ended September 30, 2007 and 2006 and the Condensed Statements of Cash Flows for the nine months ended September 30, 2007 and 2006 have been prepared by us without audit. In our opinion, the accompanying unaudited condensed financial statements contain all adjustments necessary to present fairly in all material respects our financial position as of September 30, 2007, results of operations for the three and nine months ended September 30, 2007 and 2006 and cash flows for the nine months ended September 30, 2007 and 2006.

This report should be read in conjunction with our Form 10-KSB for our fiscal year ended December 31, 2006.

The result of operations and cash flows for the three and/or nine months ended September 30, 2007 are not necessarily indicative of the results to be expected for the full year.

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition - Revenue is recognized when title and risk of loss transfers to the customer and the earnings process is complete. In general, title passes to our customers upon the customer's receipt of the merchandise. Revenue is accounted for in accordance with Emerging Issue Task Force (EITF) Issue No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent." Revenue is recognized on a gross basis since the Company has the risks and rewards of ownership, latitude in selection of vendors and pricing, and bears all credit risk.

The Company records all shipping and handling fees billed to customers as revenues, and related costs as cost of goods sold, when incurred, in accordance with EITF 00-10, "Accounting for Shipping and Handling Fees and Costs."

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements - In July 2006, the FASB issued FASB Interpretation 48, "Accounting for Uncertainty in Income Taxes ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides a guidance on de-recognition, classification interest and penalties, accounting in interim periods, disclosure and transition. The adoption of FIN 48 on January 1, 2007 did not have a material impact on the Company's financial statements.

                        ACE MARKETING & PROMOTIONS, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
             THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                                   (UNAUDITED)

2.   EARNINGS PER SHARE

Basic earnings per common share are computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Dilutive earnings per share gives effect to stock options and warrants, which are considered to be dilutive common stock equivalents. Basic loss per common share was computed by dividing net loss by the weighted average number of shares of common stock outstanding. The number of common shares potentially issuable upon the exercise of certain options and warrants that were excluded from the diluted loss per common share calculation was approximately 3,679,000 and 3,304,000 because they are antidilutive as a result of a net loss for the nine months ended September 30, 2007 and 2006.

3.   STOCK-BASED COMPENSATION

Effective January 1, 2006, the Company accounts for stock-based compensation with its employees in accordance with the recognition and measurement provisions of Statement of Financial Accounting Standards ("FAS") No. 123 (revised 2004), Share-Based Payment ("FAS 123(R)"). FAS 123 (R) requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements. In addition, the Company adheres to the guidance set forth within Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 107, which provides the Staff's views regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies.

Stock options and warrants issued in exchange for non-employee services pursuant to the provisions of FAS 123(R), Emerging Issues Task Force ("EITF") 96-3 and EITF 96-18 are accounted for at the fair value of the consideration or services received or the fair value of the equity instruments issued, whichever is more reliably measurable

The Company's results for the three and nine month periods ended September 30, 2007 and 2006 include share-based compensation expense totaling approximately $304,000 and $23,000 and $355,000 and $87,000, respectively. Such amounts have been included in the Condensed Consolidated Statements of Operations within selling, general and administrative expenses. No income tax benefit has been recognized in the statement of operations for share-based compensation arrangements due to a history of operating losses.

The following table summarizes stock-based compensation expense for the three and nine months ended September 30, 2007 and 2006:

                                                             Three Months Ended         Nine Months Ended
                                                                September 30,             September 30,
                                                              2007         2006         2007         2006
                                                           ----------   ----------   ----------   ----------

Employee stock-based compensation - option grants          $  270,865   $   12,131   $  296,593   $   36,621
Employee stock-based compensation - stock grants               12,000            -       12,000            -
Non-Employee stock-based compensation - option grants          12,721       10,690       38,160       50,513
Non-Employee stock-based compensation - stock grants            8,100            -        8,100            -
                                                           ----------   ----------   ----------   ----------
Total                                                      $  303,686   $   22,821   $  354,853   $   87,134
                                                           ==========   ==========   ==========   ==========

     STOCK OPTION PLAN

During Fiscal 2005, the Company established, and the stockholders approved, an Employee Benefit and Consulting Services Compensation Plan (the "Plan") for the granting of up to 2,000,000 non-statutory and incentive stock options and stock awards to directors, officers, consultants and key employees of the Company. On June 9, 2005, the Board of Directors amended the Plan to increase the number of stock options and awards to be granted under the Plan to 4,000,000.

All stock options under the Plan are granted at or above the fair market value of the common stock at the grant date. Employee and non-employee stock options vest over varying periods and generally expire either 5 or 10 years from the grant date.

                        ACE MARKETING & PROMOTIONS, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
             THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                                   (UNAUDITED)


The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model. For option grants, the Company will take into consideration guidance under SFAS 123R and SEC Staff Accounting Bulletin No. 107 (SAB 107) when reviewing and updating assumptions. The expected volatility is based upon historical volatility of our stock and other contributing factors. The expected term is based upon observation of actual time elapsed between date of grant and exercise of options for all employees. Previously such assumptions were determined based on historical data.

The weighted average assumptions made in calculating the fair values of options granted during the three and nine months ended September 30, 2007 and 2006 are as follows:

                                 Three Months Ended        Nine Months Ended
                                    September 30,             September 30,
                                  2007        2006          2007        2006
                                  ----        ----          ----        ----
Expected volatility              58.23%         -          58.23%      25.00%
Expected dividend yield              -          -              -           -
Risk-free interest rate           4.15%         -           4.15%       5.02%
Expected term (in years)         10.00          -          10.00        5.00

The following table represents the activity under our stock option plan :

                                                                         Weighted
                                                           Weighted      Average
                                                            Average      Remaining      Aggregate
                                                           Exercise     Contractual     Intrinsic
                                              Share          Price         Term           Value
----------------------------------------------------------------------------------------------------
Outstanding, January 1, 2007                1,921,222       $ 1.17
Granted                                       300,000       $ 1.20
Exercised                                           -
Forfeited                                           -
                                         ------------
Outstanding, September 30, 2007             2,221,222       $ 1.18         6.00        $   111,922
                                         ============

Options exercisable, September 30, 2007     1,652,247       $ 1.13         6.56        $    93,945
                                         ============

The weighted-average grant-date fair value of options granted during the three and nine months ended September 30, 2007 was $0.86 and $0.86, respectively. The weighted-average grant-date fair value of options granted during the three and nine months ended September 30, 2006 was $0.00 and $0.57, respectively.

The aggregate intrinsic value of options outstanding and options exercisable at September 30, 2007 is calculated as the difference between the exercise price of the underlying options and the market price of the Company's common stock for the shares that had exercise prices, that were lower than the $1.10 closing price of the Company's common stock on September 28, 2007.

As of September 30, 2007, the fair value of unamortized compensation cost related to unvested stock option awards was approximately $135,800. Unamortized compensation cost as of September 30, 2007 is expected to be recognized over a remaining weighted-average vesting period of 3.25 years.

Additionally, the Plan provides for the granting of restricted or non-restricted share awards. During the nine months ended September 30, 2007, the Company awarded 7,500 shares of non-restricted common stock to certain employees. The weighted average fair value of these awards as of the date of grant was $1.60 per share. Compensation expense associated with non-restricted shares is recognized on the date of grant, compensation expense associated with restricted share awards is recognized over the time period that the restrictions associated with the awards lapse. The Company recognized $12,000 of expense for the three and nine months ended September 30, 2007 in connection with stock awards. There were no stock awards in the three and nine months ended September 30, 2006. There are no unvested stock awards as of September 30, 2007.

                        ACE MARKETING & PROMOTIONS, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
             THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                                   (UNAUDITED)

4.   TRANSACTIONS WITH MAJOR CUSTOMER

The Company sells its products to a geographically diverse group of customers, performs ongoing credit evaluations of its customers and generally does not require collateral.

For the three and nine months ended September 30, 2007 and 2006, revenue from one customer accounted for approximately 31.3% and 25.9%, 37.7 % and 26.3%, respectively of total revenue.

5.   TREASURY SHARES

In April 2007, in connection with a settlement arrangement with a former sales agent, the Company received 23,334 shares of its common stock from the sales agent. The shares have been recorded at their fair value on the date of receipt and presented as treasury shares.

6.   EMPLOYMENT CONTRACTS

On August 22, 2007 the Company extended the employment contracts of two officers. The extensions are on terms similar to the initial contracts and expire on February 28, 2011, except that the extensions contain one year severance pay as defined.

7.   CONSULTING AGREEMENT

During the three and nine months ended September 30, 2007, the Company issued 5,000 shares of common stock to a consultant in exchange for financial and marketing services. The services were recorded equal to the value of the shares and an expense of $8,100 is included in selling, general and administrative for the three and nine months ended September 3, 2007.

8.   SUBSEQUENT EVENTS - WARRANTS

On October 8, 2007, the Company's Board of Directors approved the extension of the expiration date of the Company's Class A Warrants to January 2, 2008.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The New York Business Corporation Law contains provisions permitting and, in some situations, requiring New York corporations to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation. Our articles and bylaws contain provisions requiring our indemnification of our directors and officers and other persons acting in their corporate capacities.

      We have entered into employment agreements with Dean L. Julia and Michael
D. Trepeta providing contractually for indemnification consistent with the articles and bylaws. The New York Business Corporation Law also authorizes us to purchase insurance for our directors and officers insuring them against risks as to which we may be unable lawfully to indemnify them. We have obtained limited insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of officers and directors.

      As far as exculpation or indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors and officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such exculpation or indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

      SEC filing fee for Registration Statement:                  $       300
      Legal and Accounting Fees                                        20,000
      Miscellaneous                                                    19,700
                                                                  -----------
      Total:                                                      $    40,000
                                                                  ===========

All of the expenses above have been or will be paid by the Company.

                     RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities of the Company without registration within the past three fiscal years.

--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------
                                                 CONSIDERATION
                                                 RECEIVED AND
                                                 DESCRIPTION OF
                                                 UNDERWRITING OR
                                                 OTHER DISCOUNTS TO
                                                 MARKET PRICE OR
                                                 CONVERTIBLE SECURITY,                                IF OPTION, WARRANT OR
                      TITLE OF      NUMBER       AFFORDED TO               EXEMPTION FROM             CONVERTIBLE SECURITY, TERMS
DATE OF SALE          SECURITY      SOLD         PURCHASERS                REGISTRATION CLAIMED       OF EXERCISE OR CONVERSION
--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------
July 2007             Common Stock  4,086        Cancellation of 8,671     Section 3(a)9              Not Applicable.
                                    Shares       warrants on a cashless
                                                 basis; services rendered;
                                                 no commissions paid
--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------
October               Common Stock  5,000        Services rendered; no     Section 4(2)               Not Applicable.
2007                                Shares       commissions paid
--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------
July 2007             Common Stock  7,500        Services rendered; no     Section 4(2), a            Not Applicable.
                                    Shares       commissions paid          restrictive legend appears
                                                                           on the certificate .
--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------

                                       47


--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------
July  -               Common Stock  951,575      $1,665,250 received,      Rule 506 of Regulation D;  Warrants to purchase 95,160
November, 2006                      Shares,      $209,830 paid to          A Form D was Filed.        shares issued to the
                                    475,788      placement agent and its                              placement agent, which are
                                    Warrants     counsel.                                             exercisable at $1.00 per
                                    issued to                                                         share through June 30,2011.
                                    investors;                                                        Class C warrants issued to
                                    139,680                                                           investors are exercisable at
                                    shares and                                                        $1.75 per share and expire
                                    95,160                                                            on June30 2009.
                                    warrants
                                    issued to
                                    the
                                    Placement
                                    agent
--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------
April 2006            Common stock  50,000       Services rendered; no     Section 4(2). A            Options exercisable at $.10
                      underlying    shares       commissions paid          restrictive legend         per share; expire April 25,
                      options                                                                         appears on each 2016; contain
                                                                                                      cashless certificate exercise
                                                                                                      provisions.
--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------
Jan. 2005             Common Stock  600,000      For services rendered -   Section 4(2) - granted     Options exercisable at $1.00
                      Options       Options      no other consideration    to officers, directors     per share; immediately
                                                 received; no commissions  and legal counsel under    exercisable; expire Jan.
                                                 paid.                     our 2005 Incentive Plan.   2015; contain cashless
                                                                           Each grantee is a          exercise provisions.
                                                                           sophisticated investor,
                                                                           who received the options
                                                                           with a restrictive
                                                                           legend in connection
                                                                           with services rendered
                                                                           and is able to fend for
                                                                           himself. A Form S-8
                                                                           Registration Statement
                                                                           has been filed.
--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------
Jan. -Feb.            Common Stock  100,000      $100,000 received; no     Rule 506 of Regulation D;  Class B Warrants exercisable
2005                  and Class B   Shares and   commissions paid; no      a Form D was filed on      at $2.00 per share through
                      Warrants      Class B      placement agent was       February 22, 2005;         Jan. 2, 2008.
                                    Warrants     utilized.                 securities sold to
                                                                           accredited investors
                                                                           only.
--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------
Jan. 2005             Common Stock  31,076       Conversion of $31,076 of  Section 3a(9); no          Not Applicable.
                                    Shares       debt; no commissions      commissions paid.
                                                 paid; no placement agent
                                                 was utilized.
--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------
June - Oct. 2004      Common Stock  327,000      $327,000 received; no     Rule 506 of Regulation D;  Class A Warrants exercisable
                      and Class A   Shares and   commissions paid; no      a Form D was filed on      at $2.00 per share through
                      Warrants      327,000      placement agent was       Nov. 15, 2004; securities  Jan. 3, 2007.
                                    Class A      utilized.                 sold to accredited
                                    Warrants                               investors only.
--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------
March - April 2004    Common Stock  410,000      $410,000 received; no     Rule 506 of Regulation D;  Class A Warrants exercisable
                      and Class A   Shares and   commissions paid; no      a Form D was filed on      at $2.00 per share through
                      Warrants      410,000      placement agent was       Nov. 24, 2003 and April    Jan. 3, 2007.
                                    Class A      utilized.                 1, 2004; securities sold
                                    Warrants                               to accredited investors
                                                                           only.
--------------------- ------------- ------------ ------------------------- -------------------------- ------------------------------

      We believe that the transactions described above were exempt from registration under Section 4(2) and/or Rule 506 of Regulation D. Each transaction did not involve a public offering and an appropriate restrictive legend was placed on each security. Also, no commissions were paid in connection with the sales of any of the aforementioned unregistered securities of our company, except as otherwise noted.

                                LIST OF EXHIBITS

EXHIBIT
NUMBER       DESCRIPTION

3.1          Articles of Incorporation filed March 26, 1998 (1)
3.2          Amendment to Articles of Incorporation filed June 10, 1999 (1)
3.3 Amendment to Articles of Incorporation approved by stockholders on February 9, 2005(1)
3.4          Amended By-Laws (1)
4.1          Form of Class C Warrant (5)
4.2          Specimen of Common Stock (6)
5.1          Legal opinion of Morse & Morse, PLLC (7)
10.1         Employment Agreement - Michael Trepeta (2)
10.2         Employment Agreement - Dean Julia (2)
10.3         Amendments to Employment Agreements - Michael Trepeta (3)(9)
10.4         Amendments to Employment Agreement - Dean L. Julia (3)(9)
10.5         Joint Venture Agreement with Atrium Enterprises Ltd. (8)
10.6         Agreement with Aon consulting (8)
11.1 Statement re: Computation of per share earnings. See "Statement of Operations and Notes to Financial Statements"
14.1         Code of Ethics/Code of Conduct (3)
23.1 Consent of counsel, Morse & Morse, PLLC (Incorporated by reference to Exhibit 5.1).(7)
23.2         Consent of auditors, Holtz Rubenstein Reminick LLP (7)
99.1         2005 Employee Benefit and Consulting Services Compensation Plan(2)
99.2         Form of Class A Warrant (2)
99.3         Form of Class B Warrant (2)
99.4         Amendment to 2005 Plan (4)
-------------

(1) Incorporated by reference to Registrant's Registration Statement on Form 10-SB as filed with the Commission on February 10, 2005.
(2) Incorporated by reference to Registrant's Registration Statement on Form 10-SB/A as filed with the Commission March 18, 2005.
(3) Incorporated by reference to Form 10-KSB for fiscal year ended December 31, 2005.
(4) Incorporated by reference to the Registrant's Form 10-QSB/A filed with the Commission on August 18, 2005 for the quarter ended September 30, 2005.
(5) Incorporated by reference to Form 10-QSB filed with the Commission on 13, 2006 for the quarter ended September 30, 2006.
(6)   Previously filed.
(7)   Filed herewith.
(8) Incorporated by reference to the Registrant's Form 10-KSB for its fiscal year ended December 31, 2006.
(9) Incorporated by reference to the Registrant's Form 8-K dated September 21, 2007.

                                  UNDERTAKINGS

(a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) To include any additional or changed material information on the plan of distribution.

      (2) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

      (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

(b) The undersigned Registrant, hereby requesting acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, hereby undertakes to include the following:

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of the expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the Securities Act of 1933, the company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Valley Stream, State of New York, on December 7, 2007.

                                           ACE MARKETING & PROMOTIONS, INC.

                                           By: /s/ Dean L. Julia
                                              ------------------------------
                                              Dean L. Julia, Chairman of the
                                              Board and Chief Executive Officer

In accordance with the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signatures                             Title                        Date
----------                             -----                        ----

/s/ Dean L. Julia             Chairman of the Board           December 7, 2007
-----------------------       Chief Executive Officer
Dean L. Julia

/s/ Sean McDonnell            Chief Financial Officer         December 7, 2007
-----------------------
Sean McDonnell

/s/ Michael D. Trepeta        President, Director             December 7, 2007
-----------------------
Michael D. Trepeta

/s/ Scott Novack              Director                        December 7, 2007
-----------------------
Scott Novack


Dean L. Julia, Michael D. Trepeta and Scott Novack represent all the current members of the Board of Directors.

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